                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               Power-Cell, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:
         Common Stock of Park Pharmacy Corporation a Texas Corporation
        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:
                                   7,600,000
        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                    $0.0001
        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:
                                    $760.00
        -----------------------------------------------------------------------

   (5)  Total fee paid:
                                    $16.89
        -----------------------------------------------------------------------

   [X]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                POWER-CELL, INC.
                       660 PRESTON FOREST CENTER, BOX 200
                              DALLAS, TEXAS 75230


                                     [Date]


Dear Shareholder:

         You are cordially invited to attend the Special Meeting of shareholders of Power-Cell, Inc. (the "Company") to be held at ___ a.m., local time, on ____ ___, 1999, at The University Club, 13350 Dallas Parkway, Dallas, Texas 75240 (the "Special Meeting").

         The purpose of the Special Meeting is to consider: (i) a proposal to approve and adopt the Stock Purchase Agreement dated as of March 9, 1999 (the "Stock Purchase Agreement"), among the Company, Park Pharmacy Corporation, a Texas corporation ("Park"), and Park's shareholders (the "Selling Shareholders"), pursuant to which the Company will acquire all of the issued and outstanding shares of capital stock of Park in exchange for the issuance by the Company of shares of a newly authorized and designated series of Preferred Stock of the Company (the "Reverse Acquisition"), and (ii) a proposal to approve and adopt amendments to the Company's Articles of Incorporation to (a) change the name of the Company to "Park Pharmacy Corporation," and (b) create a new class of Preferred Stock of the Company and to increase the number of authorized shares of capital stock.


         Subject to the terms and conditions of the Stock Purchase Agreement, upon the Closing of the Reverse Acquisition, Park will become a wholly-owned subsidiary of the Company, the Selling Shareholders will control approximately 80% of the votes entitled to be cast at any meeting of the Company's shareholders, and the Selling Shareholders' designees shall constitute five out of the six members on the Company's Board of Directors. Therefore, the Selling Shareholders will have effective control of the Company after the Reverse Acquisition.

         Your Board of Directors believes that the Stock Purchase Agreement and the transactions contemplated thereby, including the Reverse Acquisition, and the amendments to the Articles of Incorporation are in the best interest of the Company's shareholders. Your Board has unanimously approved the Stock Purchase Agreement and such amendments and recommends that you vote FOR approval. You are encouraged to read the enclosed Proxy Statement which provides detailed information concerning the Stock Purchase Agreement, the Reverse Acquisition and the amendments to the Articles of Incorporation.

         Your vote is important, regardless of the number of shares you own. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon is required for approval and adoption of the Stock Purchase Agreement and the transactions contemplated thereby and the amendments to the Articles of Incorporation. Accordingly, on behalf of your Board of Directors, I urge you to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. This will not prevent you from attending the Special Meeting or voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting. You may revoke your proxy at any time by filing a written notice of revocation with or by delivering a duly executed proxy bearing a later date to, the President of the Company at the Company's offices prior to the Special Meeting or by attending the Special Meeting and voting in person.

         On behalf of the Board of Directors, I urge you to vote FOR approval of the Stock Purchase Agreement and the transactions contemplated thereby and the amendments to the Articles of Incorporation.

                                     Sincerely,


                                     James C. Rambin
                                     President and Chief Executive Officer

                                POWER-CELL, INC.
                       660 PRESTON FOREST CENTER, BOX 200
                              DALLAS, TEXAS 75230

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON _____ ___, 1999


To the Shareholders of Power-Cell, Inc.:

         A Special Meeting of the shareholders of Power-Cell, Inc., a Colorado corporation (the "Company"), will be held on _________, _____ ___, 1999, at ____ a.m., local time, at The University Club, 13350 Dallas Parkway, Dallas, Texas 75240 (the "Special Meeting"), for the following purposes:

         1. To consider and vote upon the following proposals described more fully in the accompanying Proxy Statement:


            (a) Proposal One: Approval and adoption of the Stock Purchase Agreement dated March 9, 1999, by and among the Company, Park Pharmacy Corporation, a Texas corporation ("Park"), and Park's shareholders (the "Selling Shareholders"), and the transactions contemplated thereby, including the acquisition of all of the issued and outstanding shares of Common Stock, par value $.0001 per share, of Park (the "Park Common Stock") in exchange for the issuance by the Company of shares of a newly authorized and designated series of Preferred Stock, par value $.0001 per share, of the Company (the "Reverse Acquisition"), pursuant to which, and upon the Closing of the Reverse Acquisition: (i) Park will become a wholly-owned subsidiary of the Company, (ii) the Selling Shareholders will control approximately 80% of the votes entitled to be cast at any meeting of the Company's shareholders, and (iii) the Selling Shareholders' designees shall constitute five out of the six members on the Company's Board of Directors.


            (b) Proposal Two: Approval of amendments to the Company's Articles of Incorporation to: (i) change the corporate name of the Company to "Park Pharmacy Corporation," and (ii) create a new class of Preferred Stock and increase the number of authorized shares of capital stock.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on _____ __, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Only holders of record of Common Stock, par value $.0001 per share, of the

Company (the "Company Common Stock") at the close of business on the record date are entitled to notice of and to vote at the Special Meeting and any and all adjournments thereof.

         All shareholders are cordially invited to attend the Special Meeting. Shareholders are urged to sign, date and mail the enclosed proxy card in the postage-paid envelope provided as promptly as possible. If a shareholder who has returned a proxy attends the Special Meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the Special Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS LISTED ON THE PROXY CARD.


                                By Order of the Board of Directors

                                /s/ James C. Rambin
                                James C. Rambin
                                President and Chief Executive Officer

         Date: _____________

                                POWER-CELL, INC.
                       660 PRESTON FOREST CENTER, BOX 200
                              DALLAS, TEXAS 75230

                                PROXY STATEMENT
                                      FOR
                      SPECIAL MEETING OF THE SHAREHOLDERS
                         TO BE HELD ON ______ ___, 1999


                                   BACKGROUND

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING; SOLICITATION OF PROXIES BY THE BOARD

         This proxy statement is furnished to shareholders of Power-Cell, Inc., a Colorado corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the special meeting of shareholders to be held at ___a.m. on ______ __, 1999, at The University Club, 13350 Dallas Parkway, Dallas, Texas 75240, and any adjournment thereof (the "Special Meeting"). The approximate date of mailing of this proxy statement and the accompanying proxy is ____ ___, 1999.


         On March 9, 1999, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Park Pharmacy Corporation, a Texas corporation ("Park"), and Joe B. Park, Thomas R. Baker and David W. Frauhiger, the shareholders of Park (collectively, the "Selling Shareholders"), which provides for, among other things, the acquisition (the "Reverse Acquisition") by the Company of all of the issued and outstanding shares of capital stock of Park in exchange for the issuance by the Company of shares of a newly authorized and designated series of Preferred Stock, par value $.0001 per share, of the Company (the "Series A Preferred Stock"). Upon the closing (the "Closing") of the Reverse Acquisition: (i) Park will become a wholly-owned subsidiary of the Company, (ii) the Selling Shareholders will control approximately 80% of the votes entitled to be cast at any meeting of the Company's shareholders, and
(iii) the Selling Shareholders' designees shall constitute five out of the six members on the Company's Board of Directors. Therefore, the Selling Shareholders will have effective control of the Company after the Reverse Acquisition.



         In connection with the transactions contemplated by the Stock Purchase Agreement, the Board of Directors has approved Articles of Amendment to the Articles of Incorporation of the Company which will change the corporate name of the Company to "Park Pharmacy Corporation" and will create a new class of Preferred Stock of the Company and increase the number of authorized shares of capital stock.



         Pursuant to the terms of the Stock Purchase Agreement, the Closing of the Reverse Acquisition is conditioned upon, among other things, the approval of the Stock Purchase Agreement and the authorization and designation of the Series A Preferred Stock by a majority of the outstanding shares of Common Stock, par value $.0001 per share, of the Company (the "Company Common Stock"). In addition, pursuant to the Colorado Business Corporation Act and the Bylaws of the Company, the amendments to the Articles of Incorporation must be approved by a majority of the outstanding shares of Company Common Stock.

         At the meeting, shareholders will be asked to consider and vote upon the following proposals (the "Proposals") and upon such other business as may properly come before the meeting or any adjournment thereof:

         (i) approval and adoption of the Stock Purchase Agreement and the transactions contemplated thereby, including the acquisition of all of the issued and outstanding capital stock of Park in exchange for the issuance by the Company of shares of a newly authorized and designated series of Preferred Stock of the Company; and

         (ii) approval of amendments to the Articles of Incorporation of the Company to: (a) change the corporate name of the Company to "Park Pharmacy Corporation," and (b) to create a new class of Preferred Stock.

         The effectiveness of Proposal (i) is conditioned upon, among other things, the approval of proposal (ii). Accordingly, a failure of the shareholders to approve Proposal (ii) will result in the ineffectiveness of Proposal (i).

PROXIES

         The Board of Directors recommends that an affirmative vote be cast FOR each of the Proposals listed in the proxy card. By completing and returning the accompanying proxy, the shareholder authorizes James C. Rambin, or in the alternative, Thomas R. Baker if James C. Rambin refuses or is unable to exercise such proxy, as designated on the face of the proxy, to vote all shares of Company Common Stock owned by the shareholder. All returned proxies that are properly signed and dated will be voted as the shareholder directs. If no direction is given, executed proxies will be voted FOR each of the listed proposals. Regardless of the size of your holdings, you are encouraged to complete and return the proxy card so that your shares may be voted at the Special Meeting. A proxy may be revoked by a shareholder at any time before it is voted at the Special Meeting by giving written notice of revocation to the President of the Company at 660 Preston Forest Center, Box 200, Dallas, Texas 75230, by execution of a later dated proxy or by attending and voting in person at the Special Meeting.

         This proxy statement and the accompanying form of proxy are being sent or given to the shareholders on or about ____ __, 1999.

RECORD DATE; SHARES ENTITLED TO VOTE

         The only class of voting security of the Company outstanding is the Company Common Stock. Only holders of Company Common Stock at the close of business on ______ __, 1999, the record date for the Special Meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting there were 6,419,540 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Company Common Stock is entitled to one vote. The Stock Purchase Agreement and the transactions contemplated thereby, and the amendments to the Articles of Incorporation must be approved by the majority of the outstanding shares of Company Common Stock.

         Company Common Stock represented by proxies which are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum at the Special Meeting. Abstentions will have the effect of a vote against the Proposals. Shares referred to as "broker non- votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter requiring discretionary authority to vote, broker non-votes will be treated as not voting with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). For matters requiring the affirmative vote of a majority of the shares of Company Common Stock outstanding, broker non-votes will have the effect of votes against such proposal. Therefore, if shareholders whose shares are held in street name by brokers fail to provide specific instructions with respect to their shares of Company Common Stock to their broker or such shareholder explicitly abstains from voting on such proposals, the effect will be the same as a vote against the Proposals.

         All expenses in connection with the solicitation of this proxy will be borne by Park. The Company may use certain of its officers (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD LOOKING INFORMATION

         Certain information contained in this proxy statement which does not relate to historical financial information may be deemed to constitute forward looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (as amended). This proxy statement contains certain forward-looking statements with respect to the plans, objectives, future performance and business of the Company and Park, and the effect of the Reverse Acquisition. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. The Company's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Neither the Company nor Park undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  PROPOSAL 1:
                    APPROVAL OF THE STOCK PURCHASE AGREEMENT

                            THE REVERSE ACQUISITION

THE FOLLOWING INFORMATION DESCRIBES THE MATERIAL ASPECTS OF THE REVERSE ACQUISITION. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE REFERENCE TO THE ANNEXES HERETO, INCLUDING THE STOCK PURCHASE AGREEMENT WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A AND IS INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE ANNEXES IN THEIR ENTIRETY.

EFFECTS OF THE REVERSE ACQUISITION

         Pursuant to the terms of the Stock Purchase Agreement, upon the closing (the "Closing"), the Company will purchase 7,600,000 shares of common stock, par value $.0001 per share, of Park (the "Park Common Stock"), which represents all of the issued and outstanding capital stock of Park, from its current shareholders, Messrs. Joe B. Park, Thomas R. Baker, and David W. Frauhiger (hereinafter collectively referred to as the "Selling Shareholders"), in exchange for the issuance by the Company to the Selling Shareholders of an aggregate of 2,567,816 shares of a newly authorized and designated series of Preferred Stock of the Company (the "Series A Preferred Stock"). Among other things, each share of Preferred Stock is entitled to ten (10) votes at every meeting of the shareholders of the Company, may be converted into ten (10) shares of Company Common Stock by the holder thereof at any time after June 30, 2001, and is entitled to a preference over the Company Common Stock in the event of a liquidation, dissolution or winding up of the affairs of the Company. For a more complete description of the Series A Preferred Stock, see "THE STOCK PURCHASE AGREEMENT -- The Series A Preferred Stock."


         As a result of the foregoing transactions, upon the Closing of the Reverse Acquisition, among other things: (i) Park will become a wholly-owned subsidiary of the Company, (ii) the Selling Shareholders will control approximately 80% of the votes entitled to vote at any meeting of the Company's shareholders, and (iii) the Selling Shareholders' designees shall constitute five out of six members on the Company's Board of Directors. Therefore, the Selling Shareholders will have effective control of the Company after the Reverse Acquisition.

         After the Closing, it is anticipated that the Company will issue additional shares of Series A Preferred Stock to three individuals. In connection with the transactions contemplated by the Stock Purchase Agreement, the parties have agreed that as soon as reasonably practicable after the Closing, Mr. James C. Rambin, the current President and Chief Executive Officer and a member of the Board of Directors of the Company, will be issued 50,000 shares of Series A Preferred Stock in satisfaction of a contingent bonus granted to him by the Company's Board of Directors during fiscal 1998. Payment of such bonus is contingent upon the Closing. See "THE REVERSE ACQUISITION -- Interests of Certain Persons in the Reverse Acquisition." In addition to the issuance of shares of Series A Preferred Stock to Mr. Rambin, the Company plans to issue:
(i) 20,000 shares of Series A Preferred Stock to a former attorney of the Company for past services rendered (unrelated to the Reverse Acquisition) in full satisfaction of an option granted to the attorney for 200,000 shares of Company Common Stock, and (ii) 2,750 shares of Series A Preferred Stock to a consultant of the Company who provided consulting services in connection with the Company's evaluation of various business strategies after the Company's operations ceased in fiscal 1997. The issuance of the aforementioned shares of Series A Preferred Stock to Mr. Rambin, the former attorney and the consultant will result in the dilution of the percentage of the total number of votes entitled to be cast at any meeting of the Company's shareholders then held by the Selling Shareholders and the current shareholders of the Company from 80% to 78% and from 20% to 19%, respectively. See "THE STOCK PURCHASE AGREEMENT -- The Series A Preferred Stock."


RISK THAT THE REVERSE ACQUISITION WILL NOT BE CONSUMMATED

         Consummation of the Reverse Acquisition is subject to a number of conditions including, among other things, (i) receipt of shareholder approval, and (ii) the requirement that no material adverse change shall have occurred in the business or financial conditions of Park.

         It is expected that if the transactions contemplated by the Stock Purchase Agreement and the amendments to the Articles of Incorporation are not consummated, management of the Company will continue to seek out candidates for a business combination with the Company.

Background of the Reverse Acquisition

         In the spring of 1997, the Company ceased its operations when it was informed that all activities and operations of Reserve Battery Cell, L.P. (the "Limited Partnership") had ceased due to the lack of funding. At that time, the Company's operations consisted entirely of its ownership interest in the Limited Partner. As a result, at such time, for all practical purposes the operations of the Company ceased. The Company currently has virtually no assets or ongoing operations and has not engaged in any business activities since 1997. From such time through the present, other than satisfying its periodic reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company has been virtually inactive. Therefore, the Company believes it is still in the development stage.

         In the spring of 1998, after reviewing the Company's prospects, management believed that it would be possible to develop a strategy for the Company to enter into a business combination with a privately held company as a reasonable alternative for such company to the more traditional initial public offering, or "IPO", and would provide the shareholders of the Company a reasonable opportunity to recover some value on their investment. The Company also considered raising capital by means of a public or private debt or equity offering in order to continue operations. However, such alternatives did not appear feasible on the basis that the Company has virtually no assets or revenues. As a result, management of the Company began looking for a privately held company that would be interested in entering into a business combination with the Company. See "THE REVERSE ACQUISITION -- Recommendation of the Company's Board of Directors; The Company's Reasons for the Reverse Acquisition"; "POWER-CELL, INC."

         Also in the spring of 1998, the management of Park (which at that time was an entity in formation) completed its business plan which contemplated acquiring independent retail pharmacies. Management of Park determined that it wanted to seek out a public company that it could enter into a reverse acquisition with in order to give Park opportunities to access capital markets and to use publicly-traded stock as consideration in acquiring retail pharmacies in accordance with its business plan. As a result, management of Park began looking for a publicly traded company that would be interested in entering into a business combination with Park. See "THE REVERSE ACQUISITION -- Park's Reasons for the Reverse Acquisition."

         The Company's and Park's business relationship began at the end of April, 1998, when a mutual acquaintance suggested Park as a potential business partner to the Company that might be interested in the Company's status as a public company.

         On April 28, 1998, James C. Rambin, President and Chief Executive Officer of the Company, met with Thomas R. Baker, President and Chief Operating Officer of Park, to discuss a transaction whereby Park would become affiliated with the Company and Park's shareholders would get publicly-traded stock in connection with such affiliation. The parties' preliminary discussions on such date contemplated Park and/or its shareholders acquiring a controlling interest in the Company; no specific terms of the transaction were discussed at this time. During the course of the following six (6) months, Mr. Rambin and Mr. Baker discussed via telephone, and in general terms, the possible framework of a potential business combination between the Company and Park in the context of the results of the annual audits of the companies, but no material meetings occurred between the Company and Park until October, 1998. During this time Mr. Baker conducted a due diligence review of the Company and Mr. Rambin completed his review and examination of Park's business plan and prospects.

         In October 1998, Mr. Rambin and Mr. Baker discussed a number of important aspects of a potential business combination, including relative ownership of the Company after the transaction. On October 8, 1998, Mr. Baker proposed a stock-for-stock exchange whereby the Company would acquire all of the issued and outstanding stock of Park and Park's shareholders would receive an 85% interest in Company Common Stock. Mr. Baker also proposed that restrictions be placed on the ability of certain of the Company's major shareholders to sell Company Common Stock after the Closing of the Reverse Acquisition. Shortly thereafter, Mr. Rambin made a counter-proposal acquiescing to a stock-for-stock exchange, with Park's shareholders receiving an 80% interest instead of an 85% interest in the Company's securities. Mr. Rambin's counter-proposal included the issuance of a new class of preferred stock to Park's shareholders instead of Company Common Stock to avoid an immediate substantial dilution in the trading price and per share earnings (losses) and other financial information concerning the Company Common Stock, as well as the exchange of Company Common Stock held by the Marich Family Trust and the Rambin Family Trust into shares of preferred stock which, as unregistered stock, would not be freely tradeable and would also serve to reduce the number of outstanding shares of Company Common Stock thereby reducing the threat of an "overhang" of Company Common Stock in the market. Mr. Baker agreed to the terms of Mr. Rambin's counter-proposal prior to the end of October 1998.

         On November 6, 1998, the parties met to discuss the additional principal terms of the reverse acquisition of the Company by Park. The parties agreed that the new class of preferred stock would be non-participating as to dividends and would be convertible into shares of Company Common Stock at a ratio of ten-to-one approximately two years after the date of their issuance. The parties also discussed Mr. Rambin's contingent bonus compensation in the amount of $607,000. The parties agreed that as part of the business combination, Mr. Rambin would receive shares of Preferred Stock equivalent to 500,000 shares of Company Common Stock, which at that time was worth $30,000 (based on a closing price of $.06 of the Company Common Stock) in full satisfaction of his contingent bonus compensation.

         On January 21, 1999, the parties entered into a letter of intent which had the following terms: (i) the Company would purchase all of the capital stock of Park in exchange for 80% of the outstanding common shares (or equivalent) in a tax free exchange; (ii) after the exchange, the current shareholders of the Company would own 20% of the combined company; and (iii) at the closing of the transactions, the current members of the Company's board of directors would resign and elect new members designated by Park. At that time, the parties made a public announcement of the proposed transaction.

         On March 1, 1999, the Board of Directors of the Company unanimously approved the execution of a definitive agreement concerning the Reverse Acquisition and the amendments to the Articles of Incorporation. On March 9, 1999, the parties executed the Stock Purchase Agreement and issued a press release concerning the same.

Recommendation of the Company's Board of Directors; the Company's Reasons for the Reverse Acquisition

         The Company believes the Stock Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and its shareholders. Accordingly, the Company's Board unanimously approved the Stock Purchase Agreement and recommends that the shareholders of the Company vote FOR approval and adoption of the Stock Purchase Agreement and the transactions contemplated thereby.

         In making its determination to approve the Stock Purchase Agreement and the Reverse Acquisition, the Company's Board considered a number of factors, including, together with the matters discussed in "THE REVERSE ACQUISITION -- Background of the Reverse Acquisition," the following factors considered material by the Company's Board:

         (a) The Company's businesses, financial condition, and future prospects (and lack thereof);

         (b) Since the Company has no material assets, no operating staff and virtually no intrinsic value other than its status as a reporting issuer under the Exchange Act, entering into the Reverse Acquisition with Park would provide the shareholders of the Company a reasonable opportunity to recover some value on their investment in the Company;

         (c) Due to the fact that the Company has virtually no assets or ongoing operations, management did not believe, and currently does not believe, that there were any other realistic opportunities for the Company to recover value for its shareholders;

         (d) The business experience of Park's current management team, the contacts that Park's management team has in the retail pharmacy industry and other related industries, and Park's plan of operation; See "PARK PHARMACY CORPORATION;"

         (e) The anticipated tax treatment of the transaction (and the possible risks that such treatment would not be obtained); See "THE REVERSE ACQUISITION - Certain Federal Income Tax Consequences;" and

         (f) The terms of the Stock Purchase Agreement and other understandings surrounding the Stock Purchase Agreement, including the arrangements concerning Mr. James C. Rambin and the Rambin Family Trust and the Marich Family Trust, all of which are described herein; See "THE STOCK PURCHASE AGREEMENT"; "THE REVERSE ACQUISITION -- Interests of Certain Persons in the Revenue Acquisition."

   Management believes that the transactions with Park will make it possible to recover some value for the shareholders of the Company. Notwithstanding the foregoing, there can be no assurance that Park's plan of operation will be successfully implemented after the Reverse Acquisition or that the Company Common Stock will ever increase in value. Also, there is no assurance that the Reverse Acquisition will be treated by the Internal Revenue Service as a tax-free reorganization. See "THE REVERSE ACQUISITION - Certain Federal Income Tax Consequences."

Park's Reasons for the Reverse Acquisition

         The decision of the Park Board of Directors to enter into the Stock Purchase Agreement and to consummate the transactions contemplated thereby is based upon its conclusion that the Reverse Acquisition affords Park opportunities to access capital markets and to use publicly-traded stock as consideration in acquiring retail pharmacies in accordance with its business plan, that otherwise would be unavailable as a privately-held company, as well as providing greater liquidity for Park's shareholders.

INTERESTS OF CERTAIN PERSONS IN THE REVERSE ACQUISITION

         Share Exchanges

         Each of the Marich Family Trust (the "Marich Trust") and the Rambin Family Trust (the "Rambin Trust") currently beneficially own 1,452,313 shares of Company Common Stock, respectively. Each of the Marich Trust's and the Rambin Trust's beneficial ownership of Company Common Stock represents approximately 23% of the total number of issued and outstanding shares of Company Common Stock as of the record date, respectively. James C. Rambin, the President, Chief Executive Officer, and member of the Board of Directors, of the Company, is the trustee of the Rambin Trust.

         Pursuant to the terms of the Stock Purchase Agreement, at the Closing, each of the Marich Trust and the Rambin Trust shall exchange 1,000,000 shares of Company Common Stock for 100,000 shares of Series A Preferred Stock. For a description of the Series A Preferred Stock, see "THE STOCK PURCHASE AGREEMENT -- The Series A Preferred Stock."

         Arrangements with James C. Rambin

         Although not set forth in written agreements, the Company, Park and James C. Rambin have oral agreements in connection with the Reverse Acquisition concerning the following matters. First, the parties have agreed that Mr. Rambin shall serve as an advisory director on the Company's Board of Directors after the Closing. Second, the parties have agreed that Mr. Rambin will serve as a consultant to the Company on a retainer basis after the Closing. The specific terms of such consulting arrangement will be determined by the parties after the Closing and will be subject to approval by the Company's Board of Directors.

         Third, the parties have made certain agreements with respect to a contingent bonus granted by the Company to Mr. Rambin. During the Company's 1998 fiscal year, Mr. Rambin requested a bonus of approximately $607,000 for services rendered as President of the Company. The Board of Directors approved such a request on the condition that such bonus would be payable by the Company only if Mr. Rambin were able to successfully negotiate the payment of the bonus or a portion thereof, in the context of a business combination with another Company, including, without limitation, by way of an acquisition of the Company or a merger with the Company. In connection with the transactions contemplated by the Stock Purchase Agreement, the parties have agreed that Mr. Rambin's contingent bonus will be satisfied in full by the issuance of 50,000 shares of Series A Preferred Stock after the Closing by the Company.

THE CLOSING

         Pursuant to the terms of the Stock Purchase Agreement, the Closing shall occur within ten (10) days after the approval by the Company's shareholders of the Stock Purchase Agreement.

MANAGEMENT OF THE COMPANY AFTER THE REVERSE ACQUISITION

         On or prior to the Closing, the Board of Directors will increase the number of seats on the Board from three (3) to six (6). Pursuant to the terms of the Stock Purchase Agreement, the current directors of the Company will resign at the Closing. The vacancies created by such resignations will be filled by Messrs. Joe B. Park, Thomas R. Baker, Jack R. Munn, R.Ph., John A. Blomgren, R.Ph. and Ms. Gwendolyn Park, each of whom will serve as directors of the Company until the next annual meeting of the Company's shareholders or until their earlier deaths, resignations or removal. As an additional matter, the parties to the Stock Purchase Agreement and James C. Rambin have agreed that Mr. Rambin will be appointed as an advisory director to the Board after the Closing. Biographical information concerning Messrs. Park, Baker, Munn, Blomgren and Ms. Park is set forth in "PARK PHARMACY CORPORATION -- Management."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Company and Park expect that the Reverse Acquisition will be treated as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. It is expected that no income, gain or loss will be recognized by the Company or its shareholders as a result of the consummation of the Reverse Acquisition.

         This discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as life insurance companies, tax exempt organizations, S Corporations, trusts, and taxpayers subject to the alternative minimum tax. The Company has not requested the Internal Revenue Service to rule or issue an opinion on the federal income tax consequences of the Reverse Acquisition. The Company does not expect to obtain an opinion of counsel or independent certified public accountants as to the federal income tax consequences of the Reverse Acquisition.


         THERE IS NO ASSURANCE THAT THE REVERSE ACQUISITION WILL BE TREATED AS A TAX FREE REORGANIZATION BY THE INTERNAL REVENUE SERVICE. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF THEIR SHARES IN THE REVERSE ACQUISITION.


ANTICIPATED ACCOUNTING TREATMENT

         The Reverse Acquisition will be accounted for as an issuance of stock by Park for the net monetary assets of the Company accompanied by a recapitalization of Park. The accounting is identical to that of a reverse acquisition, with Park being treated as the acquiror, except that no goodwill is recorded. There will be no change in the recorded amount of Park's assets and liabilities. The assets and liabilities of the Company that are acquired as a result of the Reverse Acquisition will be recorded at their fair market value.

GOVERNMENTAL AND REGULATORY APPROVALS

         The Company and Park believe that no regulatory approvals are or will be required in connection with the Stock Purchase Agreement and the transactions contemplated therein.

                          THE STOCK PURCHASE AGREEMENT

         THE FOLLOWING IS A BRIEF SUMMARY OF THE TERMS OF THE STOCK PURCHASE AGREEMENT. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE STOCK PURCHASE AGREEMENT INCLUDED AS ANNEX A TO THIS PROXY STATEMENT AND INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE STOCK PURCHASE AGREEMENT IN ITS ENTIRETY.

THE REVERSE ACQUISITION

         The Stock Purchase Agreement provides that, at the Closing, the Selling Shareholders shall sell and assign to the Company and the Company shall purchase an aggregate of 7,6000,000 shares of Park Common Stock from the Selling Shareholders, representing all of the issued and outstanding shares of capital stock of Park. In consideration of the shares of Park Common Stock to be purchased from the Selling Shareholders, the Company shall deliver to the Selling Shareholders, at the Closing, certificates representing an aggregate of 2,567,816 shares of newly authorized and designated Series A Preferred Stock, free and clear of any liens, encumbrances or charges whatsoever, subject to certain restrictions on transfer. The issuance of the Series A Preferred Stock to the Selling Shareholders will be made by the Company in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended. The Company believes the Section 4(2) exemption from registration is available based upon the established criteria for effecting a private offering by virtue of the following facts, among others: (i) the Selling Shareholders had access to the type of information that would be included in a registration statement, (ii) the Selling Shareholders have adequate financial means to bear the risk of an investment in the Company and can be described as sophisticated, (iii) the Selling Shareholders were the only offerees in the transaction, (iv) the Stock Purchase Agreement contains restrictions on resale of the Series A Preferred Stock issued by the Company to the Selling Shareholders, and (v) no underwriters were involved nor were any underwriters' commissions paid in connection with the transactions.

         As an additional matter, pursuant to the terms of the Stock Purchase Agreement, at the Closing, the Board of Directors shall hold a special meeting at which the Board will increase the number of seats on the Board of Directors from three (3) to six (6) and then each of Messrs. Rambin, Gill and Newton will resign from their Board positions. At such meeting, each of Messrs. Joe B. Park, Thomas R. Baker, Jack R. Munn, R.Ph., John A Blomgren, R.Ph., and Ms. Gwendolyn Park will be appointed to fill the vacancies on the Board caused by such resignations and the increased number of Board seats. As an additional matter, the parties have agreed that Mr. Rambin will be appointed to the Board as an advisory director after the Closing. The Board members so appointed shall hold office until the next annual meeting of shareholders or until their earlier deaths, resignations or removal.

THE SERIES A PREFERRED STOCK

         Pursuant to the terms of the Stock Purchase Agreement, the Company shall designate 5,000,000 shares of the newly authorized Preferred Stock as Series A Preferred Stock with the following rights and preferences:

         (i) Holders of the Series A Preferred Stock may convert one share of Series A Preferred Stock for ten (10) shares of the Company's $.0001 par value Common Stock, at any time after June 30, 2001, upon delivery of the preferred shares certificate, duly endorsed, to the offices of the Company's transfer agent;

         (ii) Holders of the Series A Preferred Stock will not be entitled to receive any dividends;

         (iii) In case of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A Preferred Stock will be entitled to receive out of the assets of the Company which are available for payment to shareholders, before any amount is paid or distributed among the holders of Common Stock, liquidating distributions in the amount of $10.00 per share. If, upon any liquidation, dissolution or winding up of the Company, the amount payable with respect to the Series A Preferred Stock, and any other stock ranking as to any such distribution on the parity with the Series A Preferred Stock is not paid in full, the holders of the Series A Preferred Stock, and of any other stock ranking as to any such distribution and party with the Preferred Stock is not paid in full, the holders of the Series A Preferred Stock and of such other stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the shares of Series A Preferred Stock will not be entitled to any further right or claim to any of the remaining assets of the Company;

         (iv) In the event that the Company shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective;

         (v) In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series A Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series A Preferred Stock or the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company;

         (vi) In the event the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend;

         (vii) In the event that the Company shall at any time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock of the Company, then provision shall be made as part of the terms of such dividend or distribution that the holder of any Series A Preferred Stock surrendered for conversion after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Series A Preferred Stock been converted immediately prior to such record date;

         (viii) Such adjustments shall be made successively if more than one event listed in the preceding paragraphs (iv), (v), (vi), and
                  (vii) shall occur;

         (ix)     The Company is not obligated to redeem the Series A Preferred
                  Stock;

         (x) At every meeting of the stockholders of the Company, holders of the Series A Preferred Stock shall be entitled to ten (10) votes for each share of Series A Preferred Stock standing in their name on the books of the Company;

         (xi) The Series A Preferred Stock and any other stock having voting rights, including without limitation the Common Stock, shall vote together as one class; and

         (xii) The holders of the Series A Preferred Stock have no preemptive rights.


         The issuance and sale of the Series A Preferred Stock to the Selling Shareholders for all of the outstanding shares of Park Common Stock will have the following effects on the holders of Company Common Stock. As an initial matter, the voting power currently held by the holders of Company Common Stock will be substantially diluted. Upon the Closing of the Reverse Acquisition, the holders of the Series A Preferred Stock will own approximately 80% of the votes entitled to be cast at any meeting of shareholders and voting power of the current holders of Company Common Stock will be reduced from 100% to approximately 20%. After the Closing, it is anticipated that the Company will issue additional shares of Series A Preferred Stock to three individuals. In connection with the transactions contemplated by the Stock Purchase Agreement, the parties have agreed that as soon as reasonably practicable after the Closing, Mr. James C. Rambin, the current President and Chief Executive Officer and a member of the Board of Directors of the Company, will be issued 50,000 shares of Series A Preferred Stock in satisfaction of a contingent bonus granted to him by the Company's Board of Directors during fiscal 1998. Payment of such bonus is contingent upon the Closing. See "THE REVERSE ACQUISITION -- Interests of Certain Persons in the Reverse Acquisition." In addition to the issuance of shares of Series A Preferred Stock to Mr. Rambin, the Company plans to issue:
(i) 20,000 shares of Series A Preferred Stock to a former attorney of the Company for past services rendered (unrelated to the Reverse Acquisition) in full satisfaction of an option granted to the attorney for 200,000 shares of Company Common Stock, and (ii) 2,750 shares of Series A Preferred Stock to a consultant of the Company who provided consulting services in connection with the Company's evaluation of various business strategies after the Company's operations ceased in fiscal 1997. The issuance of the aforementioned shares of Series A Preferred Stock to Mr. Rambin, the former attorney and the consultant will result in the dilution of the percentage of the total number of votes entitled to be cast at any meeting of the Company's shareholders then held by the Selling Shareholders and the current shareholders of the Company from 80% to 78% and from 20% to 19%, respectively. See "THE REVERSE ACQUISITION -- Effects of the Reverse Acquisition."


         As an additional matter, in light of the liquidation preference of the Series A Preferred Stock, after the Reverse Acquisition the holders of Company Common Stock will not be entitled to share in the Company's assets upon a liquidation, dissolution or winding up of the assets of the Company until the Series A Preferred Stock preference has been fully satisfied as to all outstanding shares of Series A Preferred Stock. It should also be noted that, although the Series A Preferred Stock is not entitled to any dividends, such shares may be converted into shares of Company Common Stock at any time after June 30, 2001, and will then be entitled to share in any dividends declared and paid by the Company.

REPRESENTATIONS AND WARRANTIES

         The Stock Purchase Agreement contains various representations and warranties of the parties. The Company has made representations and warranties to Park and the Selling Shareholders relating to, among other things, the following: (i) the due organization, power and good standing of the Company,
(ii) the authorization, execution, delivery and performance by and enforceability of the Stock Purchase Agreement against the Company, (iii) the absence of any provision in the Company's articles or bylaws or any agreements, laws, regulations or orders in conflict with the Company's execution and performance of the Stock Purchase Agreement, (iv) the absence of required authorizations, consents or approvals in connection with the Company's execution, delivery and performance of the Stock Purchase Agreement except as provided in the Stock Purchase Agreement, (v) compliance with laws, (vi) the absence of certain litigation, and (vii) tax matters.

         The Stock Purchase Agreement contains various representations and warranties of Park and the Selling Shareholders relating to, among other things: (i) the due organization, power and good standing of Park, (ii) the authorization, execution, delivery and performance by and enforceability of the Stock Purchase Agreement against Park, (iii) financial statements delivered to the Company, (iv) the absence of any provision in Park's articles or bylaws or any agreements, laws, regulations or orders in conflict with Park's execution and performance of the Stock Purchase Agreement, (v) compliance with laws, and
(vi) tax matters.

COVENANTS

         The Stock Purchase Agreement provides that on or prior to the Closing, the Company agrees: (i) to permit Park and its authorized representatives full access to, and make available for inspection, all of the assets and business of the Company, (ii) to furnish Park with all documents, records and information with respect to the affairs of the Company as Park and its representatives may reasonably request, (iii) except as stated on a schedule to the Stock Purchase Agreement, not to issue any shares of Company Common Stock nor enter into an agreement to issue any securities, rights, subscriptions, warrants or options to purchase shares of Company Common Stock or Preferred Stock, without Park's prior written consent, (iv) to promptly inform Park of any material adverse change in the condition of the business of the Company, (v) as soon as practicable after the execution of the Stock Purchase Agreement, but in any event prior to the Closing, to use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by the Stock Purchase Agreement, (vi) prior to or on the date of the Closing, to take all required actions to change its name to "Park Pharmacy Corporation," (vii) at the Closing, the current members of the Board of Directors of the Company shall hold a special meeting at which all of the resignations of the directors of the Company will be accepted and the new directors of the Company, designated by Park, will be elected, and (viii) at the Closing, to deliver to the Selling

Shareholders all the corporate and business records of the Company, including, but not limited to the corporate minute book, book of accounts, filings with the Commission and all banking records.

         The Stock Purchase Agreement provides that on or prior to the Closing, the business of Park shall be operated only in the ordinary course and that Park shall use its best efforts to preserve its business intact. Park also agrees: (i) to cause the consummation of the transactions contemplated by the Stock Purchase Agreement, (ii) not to take any action that might impair the business or assets of Park without the prior consent of the Company, (iii) not to take or fail to take any action that would cause or permit the representations made by Park in the Stock Purchase Agreement to be inaccurate at the time of the Closing or preclude Park from making such representations and warranties at the Closing, (iv) to permit the Company and its authorized representatives full access to, and make available for inspection, all of the assets and business of Park, (v) to furnish the Company all documents, records and information with respect to the affairs of Park as the Company and its representatives may reasonably request, and (vi) to promptly inform the Company in writing of any material adverse change in the condition of Park's business.

CONDITIONS TO THE REVERSE ACQUISITION

         The obligation of the Company to effect the transactions contemplated by the Stock Purchase Agreement, including the Reverse Acquisition, are subject to the following conditions: (i) the representations and warranties of Park contained in the Stock Purchase Agreement shall be true and correct in all material respects as of the Closing, and the Company shall not have discovered any material error, misstatement or omission therein, (ii) the Company shall have received a certificate, dated as of the Closing, and executed by the President of Park and the Selling Shareholders, certifying in such detail as the Company may reasonably request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with the covenants referred to in the Stock Purchase Agreement as of the Closing, (iii) Park shall have performed and complied with all covenants or conditions required by the Stock Purchase Agreement to be performed and complied with by it prior to or at the Closing, (iv) no action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by the Stock Purchase Agreement, (v) Park shall have obtained, and delivered to the Company evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, (vi) no material, adverse change in the assets, business operations or financial conditions of Park shall have occurred after the date of the Stock Purchase agreement and prior to the Closing, (vii) on or before the date of the Closing, the Company shall have received a representation of investment intent letter from the Selling Shareholders confirming their understanding that the Series A Preferred Stock to be received by them is restricted and may not be freely resold unless the shares are registered or an exemption from registration is available, as well as such other representations as are reasonably required by the Company, and (viii) the Stock Purchase Agreement shall have been approved by the Board of Directors of the Company and by the holders of the majority of outstanding capital stock of the Company.

         The respective obligations of Park and the Selling Shareholders to effect the transactions contemplated by the Stock Purchase Agreement, including the Reverse Acquisition, are subject to the following conditions: (i) the representations and warranties of the Company contained in the

Stock Purchase Agreement shall be true and correct in all material respects as of the Closing, and the Selling Shareholders shall not have discovered any material error, misstatement or omission therein, (ii) the Selling Shareholders shall have received a certificate, dated as of the Closing, and executed by the President of the Company, certifying in such detail as the Selling Shareholder may reasonably request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with the covenants referred to in the Stock Purchase Agreement as of the Closing, (iii) the Company shall have performed and complied in all material respects with all covenants or conditions required by the Stock Purchase Agreement to be performed and complied with by it prior to or at the Closing, (iv) no action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Stock Purchase Agreement, (v) the Company shall have obtained, and delivered to Park evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, (vi) no material, adverse change in the assets, business operations or financial condition of the Company shall have occurred after the date of the Stock Purchase agreement and prior to the Closing, and (vii) the Stock Purchase Agreement and the authorization of the Series A Preferred Stock contemplated by the Stock Purchase Agreement shall have been approved by the holders of the majority of the outstanding capital stock of the Company.

FEES AND EXPENSES

         The Stock Purchase Agreement provides that Park shall bear all costs and expenses (including attorneys' fees), whether or not the transactions contemplated by the Stock Purchase Agreement are consummated.

AMENDMENT

         The Stock Purchase Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against whom enforcement of the amendment, modification or supplement is sought.

WAIVER

         The conditions to each of the parties' respective obligations to consummate the transactions contemplated by the Stock Purchase Agreement may be waived by such party in writing.


                                   PROPOSAL 2
                THE AMENDMENTS TO THE ARTICLES OF INCORPORATION

THE FOLLOWING IS A BRIEF SUMMARY OF THE TERMS OF THE ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION EMBODYING THE AMENDMENTS DESCRIBED HEREIN. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES OF AMENDMENT INCLUDED AS ANNEX B TO THIS PROXY STATEMENT AND

INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE ARTICLES OF AMENDMENT IN THEIR ENTIRETY.

PREFERRED STOCK

         The Articles of Incorporation of the Company as presently in effect provide that the authorized capital consists of 750,000,000 shares of Common Stock, par value $.0001 per share (the "Company Common Stock"). In connection with the transactions contemplated by the Stock Purchase Agreement, the Board of Directors of the Company has approved, and proposes that the shareholders of the Company approve, an amendment to the Articles of Incorporation to increase the number of authorized shares of capital stock of the Company from 750,000,000 to 1,000,000,000 and create a new class of 250,000,000 shares of
Preferred Stock having a par value of $.0001 per share (the "Preferred Stock"), with respect to which the Board shall have authority to issue such Preferred Stock in series and to fix, from time to time, the number, designation, powers, preferences and rights of the shares of Preferred Stock in each series. The number of authorized shares of Company Common Stock shall remain 750,000,000 shares pursuant to such amendment.

         As of the record date there were 6,419,540 shares of Company Common Stock issued and outstanding. There are no other shares of capital stock of the Company outstanding.

         The Board of Directors believes that the proposed amendment is desirable so that, as the need may arise, the Company will have the maximum financial flexibility to issue shares of Preferred Stock in connection with growing capital needs and future opportunities for expanding its business, and for other purposes, without the expense and delay of calling a special shareholders meeting. Authorizing the Board of Directors to issue preferred stock in series and to fix the designation, powers, preferences and rights of shares in each series, sometimes referred to as "blank check" authority, allows the Board, in its discretion, to tailor the terms of any series of Preferred Stock to fit the particular needs of the Company at the time of the stock's issuance. In other words, each series may differ substantially from the others with respect to rights regarding dividends, voting, convertibility, preferences upon liquidation, and redemption.

         It is not possible to state the precise effects of the authorization of "blank check" authority over Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of new Preferred Stock that are actually issued in the future. However, such effects might include (i) a reduction of the amount otherwise available for payment of any dividends on Common Stock, to the extent dividends are payable on any issued shares of a new series of Preferred Stock, and restrictions on dividends on Common Stock if dividends on then outstanding shares of any new series of Preferred Stock are in arrears; (ii) further dilution of the voting power of the Common Stock to the extent that any issued series of any new series of Preferred Stock has voting rights as may be determined by the Board; and (iii) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to then outstanding shares of any new series of Preferred Stock.

         The only offering of Preferred Stock contemplated at the present time is the proposed Series A Preferred Stock, which shall be designated by the Board of Directors and issued by the

Company in connection with the transactions contemplated by the Stock Purchase Agreement. For a description of the Series A Preferred Stock, see "THE STOCK PURCHASE AGREEMENT --The Series A Preferred Stock."

         Authorized but unissued shares of the Company's Common Stock and the new Preferred Stock, if authorized, may be issued at such time, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's shareholders, except as otherwise required by applicable law or stock exchange policies. While the Board of Directors has no present intention of doing so, the Company's authorized but unissued Preferred Stock could be issued in one or more transactions which could delay or prevent a change in control of the Company by making it more difficult or costly to do so. Depending upon the particular features of a series of Preferred Stock, its issuance could also make the removal of the Company's management more difficult, or result in restrictions upon the payment of dividends and other distributions to the holders of Common Stock. Issuing additional shares of stock would also have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Some companies have issued rights to purchase their Common Stock and/or Preferred Stock, with such rights having terms designed to encourage, in certain potential acquisitions, the potential acquirer to begin negotiations with the Company's Board of Directors. The authorized but unissued shares of Preferred Stock would be available for use in connection with the issuance of such rights. The proposed amendment to the Articles of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company other than as contemplated by the Stock Purchase Agreement, nor is the Board of Directors currently proposing to shareholders any anti-takeover measures.

CHANGE OF CORPORATE NAME

         In connection with the transactions contemplated by the Stock Purchase Agreement, the Board of Directors has approved and proposes that the shareholders of the Company approve an amendment to the Articles of Incorporation of the Company to change the corporate name of the Company to "Park Pharmacy Corporation." The Company believes that the corporate name of the Company should be changed to reflect the Company's intention to operate the business of Park after the Reverse Acquisition.

         The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt the proposed amendments to the Articles of Incorporation. If the amendments are approved by the shareholders, such amendments will take effect upon filing with the Secretary of State of the State of Colorado.

THE BOARD OF DIRECTORS BELIEVES THE PROPOSED AMENDMENTS TO BE IN THE BEST INTERESTS OF THE COMPANY AND THE COMPANY'S SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL TWO.

                                POWER-CELL, INC.

         The Company was incorporated on April 26,1986 under the laws of the State of Colorado. The Company conducted its initial public offering in December 1986. From its inception until May 1987, the Company evaluated various business opportunities. In May 1987, the Company and Balzac Investments, Inc. ("Balzac") entered into a Merger Agreement. At the time, Balzac owned the rights to a battery charger product which consisted of a reserve battery encased in hard form plastic that was designed to be carried in a car and used to charge a "dead" automotive battery (the "Product"). The merger was completed in February 1988 and, as a result of the merger, the Company obtained the rights to manufacture, market and distribute the Product and all related technology in the United States and its territories. The former shareholders of Balzac retained the international rights to the Product. On December 27, 1988, the United States Patent and Trademark Office issued a United States' Letter Patent to the Company relating to certain features of the Product. The Product has also been approved for patent protection in at least five (5) foreign countries.

         On October 9, 1992, the Company formed a limited partnership with Reserve Battery, Inc., the general partner, and certain additional parties, by entering into an Agreement of Limited Partnership. The limited partnership formed by such parties, the name of which is Reserve Battery Cell, L.P. (the "Limited Partnership"), was formed for the purpose of developing, manufacturing, marketing and selling the Product. The Company's limited partnership interest in the Limited Partnership is currently 7.28%. In connection with forming the Limited Partnership, the Company entered into a License with the Limited Partnership pursuant to which it licensed its intellectual property rights in the Product to the Limited Partnership in return for royalties on sales of the Product.


         In the spring of 1997, the Company was informed that all activities and operations of the Limited Partnership had ceased due to the lack of funding. As a result, at such time, for all practical purposes the operations of the Company ceased. The Company currently has virtually no assets or ongoing operations and has not engaged in any business activities since 1997. From such time through the present, other than satisfying its periodic reporting obligations under the Exchange Act, the Company has been virtually inactive. Therefore, the Company believes it is still in the development stage.


         After reviewing the Company's prospects, management believed that it would be possible to develop a strategy for the Company to enter into a business combination with a privately held company as a reasonable alternative for such company to the more traditional initial public offering, or "IPO", and would provide the shareholders of the Company a reasonable opportunity to recover some value on their investment. The Company also considered raising capital by means of a public or private debt or equity offering in order to continue operations. However, such alternatives did not appear feasible on the basis that the Company has virtually no assets or revenues.

         Prior to the announcement of the proposed transactions contemplated by the Stock Purchase Agreement, The National Quotation bureau reported that the closing bid and ask prices for the Company Common Stock were $.125. Since the press releases announcing the execution of the Stock Purchase Agreement, trading activity in the Company Common Stock has increased. On _____, the record date, there were nine (9) market makers with the highest closing bid of _____ and highest asking bid of _____.

MANAGEMENT'S PLAN OF OPERATION

         The Company has not engaged in any material operations since the spring of 1997 and has had virtually no revenues from operations during the last two fiscal years. The Company believes that it is an attractive business partner for an entity seeking a strategic combination with a publicly-held company. Company management and the Board of Directors believe that such a combination will serve the interests of the Company's shareholders better than a liquidation of the Company. If the Stock Purchase Agreement and the Articles of Amendment are approved, it is the Board of Directors' intention to complete the Reverse Acquisition and assist Park in its operations and implementing its plan of operation. See "PARK PHARMACY CORPORATION -- Management's Discussion and Analysis."

         In the event the transactions contemplated by the Stock Purchase Agreement are not consummated, the Company's plan of operation is to pursue an alternative business combination with another entity that may benefit the Company and its shareholders. Foreseeable cash requirements relating to maintenance of the Company in good standing and expenses associated with receiving and investigating a potential business combination will be met by personal funds advanced from Mr. Rambin. Because the Company has no revenues or cash resources, management anticipates that to achieve any such combination, the Company plans to issue shares of Company Common Stock as the sole consideration for such combination. However, the consummation of any such combination may require the Company to obtain debt or equity financing. The Company has no current plan to obtain additional financing and no assurance can be given that such financing will be available to enter into a particular business combination.

DESCRIPTION OF PROPERTY

         The Company has a nominal amount of office space, which is located at the residence of James C. Rambin. Mr. Rambin provides such space on an informal basis and free of charge. There are no other offices or properties of the Company.

LEGAL PROCEEDINGS

         Neither the Company nor its property is presently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company or its properties.

MARKET FOR COMMON EQUITY

         The Company Common Stock is currently traded on the over-the-counter bulletin board market. The high ask and low bid price of the Company Common Stock on January 20, 1999, the day before the public announcement of the execution of the Letter of Intent, were $.375 and $.125, respectively. The high ask and low bid price of the Company Common Stock as of March 8, 1999, the day before public announcement of the execution of the Stock Purchase Agreement, were $1.00 and $.875, respectively. Such figures represent "inter-dealer" prices without adjustment for retail markups, markdowns or commissions, and may not represent actual transactions.

         The Company has never paid cash dividends on its Common Stock and does not intend to do so in the foreseeable future. It is anticipated that earnings, if any, will be retained to finance the Company's growth. Future payments of cash dividends, if any, will be determined by the Board of Directors of the Company based upon circumstances then existing, including contractual restrictions, financial condition, capital requirements and business outlook of the Company.

YEAR 2000

         The Company currently has virtually no active business operations. The issues associated with computing difficulties that may affect existing computer systems as a result of programming code malfunctions in distinguishing 21st century dates from 20th century dates are known as the "Year 2000" issue. The Year 2000 issue is a pervasive problem affecting many information technology systems and embedded technologies in all industries. The Company has determined that the consequences of its Year 2000 issues will not have a material effect on the Company's business, results of operations, or financial condition.

         The Company does not currently have any significant information technology ("IT") systems, including computer hardware systems or software.

         The Company's assessment of the Year 2000 issue does not necessitate a review of non- information technology ("non-IT" systems) (systems that contain embedded technology in process control equipment containing microprocessors or other similar circuitry), because the Company has no internal equipment and facilities.

         The Company's current plans, as previously discussed, involve implementing Park's plan of operations, which consist of the pursuit of new investment opportunities. Due diligence with any potential acquisition candidate will include a review of any Year 2000 exposure. Since the Company has not yet consummated a business acquisition, the Company is unable to estimate Year 2000 compliance costs that may arise from such business acquisition opportunities.

SELECTED FINANCIAL DATA


The following table sets forth selected financial information for Power-Cell, Inc. and should be read in conjunction with the financial statements of Power-Cell, Inc. and the accompanying notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy or incorporated by reference. For further information concerning the pro forma financial information as of June 30, 1999, see the Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Proxy.






                                                                            CUMULATIVE      PROFORMA
                                               YEAR ENDED   YEAR ENDED       INCEPTION     YEAR ENDED
                                                JUNE 30,     JUNE 30,       TO JUNE 30,     JUNE 30,
                                                  1998         1999            1999           1999
                                               ----------   ----------      -----------    -----------
STATEMENT OF OPERATIONS DATA:                                                              (Unaudited)
Net Revenue                                   $      --            --       $   176,724    $   177,822

Gross Profit                                         --            --           176,724        153,699

Product Development                                  --            --           225,478           --
General and Administrative Expense                 16,651      36,602         1,539,739        377,303
Interest Expense                                     --            --            32,706           --
Impairment of Investment                           11,787          --            11,787           --
               Total Expenses                      28,438      36,602         1,809,710        377,303

Net Loss                                          (28,438)    (36,602)       (1,632,986)      (223,604)

Net Loss Per Share                                    *           *                 n/a          (0.03)

Average Common Shares Outstanding               6,419,540   6,419,540               n/a      6,419,540


                                                                                 PROFORMA
                                               JUNE 30,      JUNE 30,            JUNE 30,
                                                 1998          1999                1999
                                              ----------    ----------         -----------
BALANCE SHEET DATA:                                                            (Unaudited)
Current Assets                                   1,117            --             596,173

Total Assets                                     1,117            --             616,168

Current Liabilities                             27,948        60,748             806,576

Total Liabilities                               27,948        60,748             806,576

Total Shareholders' Deficit                    (26,831)      (60,748)           (190,408)

Total Liabilities and Shareholders' Deficit      1,117            --             616,168



  *  Less than $.01 per share

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Power-Cell, Inc.
Dallas, Texas

We have audited the accompanying balance sheet of Power-Cell, Inc. (a development stage enterprise) as of June 30, 1999, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the two years in the period ended June 30, 1999 and the period from July 1, 1989 through June 30, 1999, which is not separately presented. The period from incorporation (January 21, 1987) through June 30, 1989, which is not separately presented, was audited and reported on by other auditors. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power-Cell, Inc. (a development stage enterprise) as of June 30, 1999, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1999, and the period from July 1, 1989 through June 30, 1999, which is not separately presented, in conformity with generally accepted accounting principles.

We have also audited the combination of the accompanying statements of operations and cash flows for the period from January 21, 1987 (date of incorporation) to June 30, 1989 into the period from January 21, 1987 to June 30, 1999. In our opinion, such statements have been properly combined.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A, the Company's significant operating losses and limited financial resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.




HEIN + ASSOCIATES LLP

Dallas, Texas
August 13, 1999

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                  JUNE 30, 1999

ASSETS                                                           $        --
------                                                           ===========


LIABILITIES AND SHAREHOLDERS' DEFICIT


CURRENT LIABILITIES :
   Accounts payable and accrued expenses                         $    30,748
   Payable to officer (Note H)                                        30,000
                                                                 -----------
         Total current liabilities                                    60,748


COMMITMENTS AND CONTINGENCIES (Notes D, F, G and H)

SHAREHOLDERS' DEFICIT:
    Common stock, $.0001 par value, 750,000,000 shares
      authorized; 6,419,540 shares issued and outstanding                642
    Additional paid-in capital                                     1,571,596
    Deficit accumulated in the development stage                  (1,632,986)
                                                                 -----------

         Total shareholders' deficit                                 (60,748)
                                                                 -----------
         Total liabilities and shareholders' deficit             $        --
                                                                 ===========



              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS


                                                                                       For the period
                                                                                      from January 21,
                                                        Years Ended June 30,            1987 (Date of
                                                 -------------------------------      Incorporation) to
                                                     1999                1998           June 30, 1999
                                                 -----------         -----------        --------------
REVENUE -
   Interest and other income                     $        --         $        --         $   176,724

EXPENSES:
   Product development                                    --                  --             225,478
   General and administrative                         36,602              16,651           1,539,739
   Interest                                               --                  --              32,706
   Impairment of investment                               --              11,787              11,787
                                                 -----------         -----------         -----------
                                                      36,602              28,438           1,809,710
                                                 -----------         -----------         -----------

       NET LOSS                                  $   (36,602)        $   (28,438)        $(1,632,986)
                                                 ===========         ===========         ===========

NET LOSS PER SHARE (Basic and Diluted)           $         *         $         *
                                                 ===========         ===========

WEIGHTED AVERAGE SHARES
   OUTSTANDING                                     6,419,540           6,419,540
                                                 ===========         ===========


* Less than $ (.01)



              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                               POWER-CELL, INC.
                        (A Development Stage Enterprise)

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
          FOR THE PERIOD FROM JANUARY 21, 1987 (DATE OF INCORPORATION)
                              THROUGH JUNE 30, 1999

                                                                                                                Deficit
                                                                            Common Stock                      Accumulated
                                                      Common Stock           Subscribed       Additional        in the
                                               ---------------------------  --------------     Paid-in        Development
                                                 Shares           Amount    Shares  Amount     Capital          Stage
                                               -----------     -----------  ------  ------   -----------     -----------
Issuance of stock on January 21, 1987            4,356,942     $       436      --      --   $       564     $        --
Net loss                                                --              --      --      --            --        (255,419)
                                               -----------     -----------  ------  ------   -----------     -----------
    BALANCE, June 30, 1987                       4,356,942             436      --      --           564        (255,419)

Issuance of stock for legal services
  on February 17, 1988                             163,385              16      --      --         1,234              --
Stock recorded upon reverse
  acquisition of Magellan                          925,850              93      --      --       285,427              --
Exercise of warrants                               560,698              56      --      --     1,195,194              --
Net loss                                                --              --      --      --            --        (271,610)
                                               -----------     -----------  ------  ------   -----------     -----------
    BALANCE, June 30, 1988                       6,006,875             601      --      --     1,482,419        (527,029)

Net loss                                                --              --      --      --            --        (273,357)
                                               -----------     -----------  ------  ------   -----------     -----------
    BALANCE, June 30, 1989                       6,006,875             601      --      --     1,482,419        (800,386)
Net loss                                                --              --      --      --            --        (310,335)
                                               -----------     -----------  ------  ------   -----------     -----------
    BALANCE, June 30, 1990                       6,006,875             601      --      --     1,482,419      (1,110,721)
Net loss                                                --              --      --      --            --        (199,455)
                                               -----------     -----------  ------  ------   -----------     -----------
    BALANCE, June 30, 1991                       6,006,875             601      --      --     1,482,419      (1,310,176)
Net loss                                                --              --      --      --            --         (87,993)
                                               -----------     -----------  ------  ------   -----------     -----------
    BALANCE, June 30, 1992                       6,006,875             601      --      --     1,482,419      (1,398,169)
Net loss                                                --              --      --      --            --         (64,367)
                                               -----------     -----------  ------  ------   -----------     -----------
    BALANCE, June 30, 1993                       6,006,875             601      --      --     1,482,419      (1,462,536)


                                   -Continued-

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

           STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT), Continued
          FOR THE PERIOD FROM JANUARY 21, 1987 (DATE OF INCORPORATION)
                            THROUGH JUNE 30, 1999


                                                                                                Common Stock
                                                                     Common Stock                Subscribed
                                                              ------------------------   ----------------------------
                                                                Shares         Amount       Shares         Amount
                                                              -----------   -----------   -----------    -----------
Subscription of common stock on June 30, 1994                          --            --       100,000         25,000
Net loss                                                               --            --            --             --
                                                              -----------   -----------   -----------    -----------
     BALANCE, June 30, 1994                                     6,006,875           601       100,000         25,000

Issuance of stock subscribed on July 14, 1994                     100,000            10      (100,000)       (25,000)
Issuance of stock on July 14, 1994 for commission
   on June 30, 1994 stock offering                                 10,000             1            --             --
Issuance of stock on July 14, 1994                                100,000            10            --             --
Cost of stock issuance-legal fees and commissions                      --            --            --             --
Net loss                                                               --            --            --             --
                                                              -----------   -----------   -----------    -----------
     BALANCE, June 30, 1995                                     6,216,875           622            --             --

Issuance of stock options for legal fees                               --            --            --             --
Net loss                                                               --            --            --             --
                                                              -----------   -----------   -----------    -----------
BALANCE, June 30, 1996                                          6,216,875           622            --             --

Issuance of stock options for legal fees                               --            --            --             --
Net loss                                                               --            --            --             --
                                                              -----------   -----------   -----------    -----------
     BALANCE, June 30, 1997                                     6,216,875           622            --             --
                                                              -----------   -----------   -----------    -----------

Issuance of stock to president of Company for expenses paid       202,665            20            --             --
Net loss                                                               --            --            --             --
                                                              -----------   -----------   -----------    -----------
     BALANCE, June 30, 1998                                     6,419,540           642            --             --

Expenses paid by president of Company                                  --            --            --             --
Net loss                                                               --            --            --             --
                                                              -----------   -----------   -----------    -----------
     BALANCE, June 30, 1999                                     6,419,540   $       642            --    $        --
                                                              ===========   ===========   ===========    ===========


                                                                             Deficit
                                                                            Accumulated
                                                              Additional     in the
                                                               Paid-in      Development
                                                                Capital       Stage
                                                             -----------   ------------
Subscription of common stock on June 30, 1994                     (2,500)            --
Net loss                                                              --        (31,876)
                                                             -----------    -----------
     BALANCE, June 30, 1994                                    1,479,919     (1,494,412)

Issuance of stock subscribed on July 14, 1994                     24,990             --
Issuance of stock on July 14, 1994 for commission
   on June 30, 1994 stock offering                                 2,499             --
Issuance of stock on July 14, 1994                                24,990             --
Cost of stock issuance-legal fees and commissions                 (3,500)            --
Net loss                                                              --        (23,194)
                                                             -----------    -----------
     BALANCE, June 30, 1995                                    1,528,898     (1,517,606)

Issuance of stock options for legal fees                          12,985             --
Net loss                                                              --        (29,001)
                                                             -----------    -----------
BALANCE, June 30, 1996                                         1,541,883     (1,546,607)

Issuance of stock options for legal fees                          11,109             --
Net loss                                                              --        (21,339)
                                                             -----------    -----------
     BALANCE, June 30, 1997                                    1,552,992     (1,567,946)
                                                             -----------    -----------

Issuance of stock to president of Company for expenses paid       15,919             --
Net loss                                                              --        (28,438)
                                                             -----------    -----------
     BALANCE, June 30, 1998                                    1,568,911     (1,596,384)

Expenses paid by president of Company                              2,685             --
Net loss                                                              --        (36,602)
                                                             -----------    -----------
     BALANCE, June 30, 1999                                  $ 1,571,596     (1,632,986)
                                                             ===========    ===========

             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                           STATEMENTS OF CASH FLOWS

                                                                                      For the Period
                                                         Years Ended June 30,        from January 21, 1987
                                                     ------------------------     (date of incorporation) to
                                                        1999          1998               June 30, 1999
                                                     ----------    ----------     --------------------------
OPERATING ACTIVITIES:
  Net loss                                          $   (36,602)   $   (28,438)          $(1,632,986)
  Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
     Amortization and depreciation                           --             --                24,644
     Loss on theft of equipment                              --             --                   741
     Issuance of stock options for services                  --             --                24,094
     Impairment of investment                                --         11,787                11,787
     Expenses paid by president                           2,685         15,939                18,624
     Changes in operating assets and liabilities:            --
          Other assets                                       --             --               (16,400)
          Payable to officer                             30,000             --                30,000
          Accounts payable and accrued expenses           2,800            887                30,748
                                                    -----------    -----------           -----------
     NET CASH PROVIDED BY (USED IN)
      OPERATING ACTIVITIES                               (1,117)           175            (1,508,748)
                                                    -----------    -----------           -----------
INVESTING ACTIVITIES:
 Investment in limited partnership                           --             --               (31,787)
 Purchase of office equipment                                --             --                (8,985)
                                                    -----------    -----------           -----------
     NET CASH USED IN
      INVESTING ACTIVITIES                                   --             --               (40,772)
                                                    -----------    -----------           -----------
FINANCING ACTIVITIES:
 Advance received                                            --             --                20,000
 Proceeds from issuance of common stock and
   exercise of warrants                                      --             --             1,533,020
 Cost of stock issuance                                      --             --                (3,500)
                                                    -----------    -----------           -----------
     NET CASH PROVIDED BY
      FINANCING ACTIVITIES                                   --             --             1,549,520
                                                    -----------    -----------           -----------

INCREASE (DECREASE) IN CASH                              (1,117)           175                    --

CASH AND CASH EQUIVALENTS AT
BEGINNING OF PERIOD                                       1,117            942                    --
                                                    -----------    -----------           -----------
CASH AND CASH EQUIVALENTS AT END
OF PERIOD                                           $        --    $     1,117           $        --
                                                    ===========    ===========           ===========
SUPPLEMENTAL INFORMATION - cash
paid during the period for interest                 $        --    $        --           $    32,706
                                                    ===========    ===========           ===========

NONCASH TRANSACTIONS - Common stock was issued for services and for the acquisition of Magellan (Note B) in fiscal year 1988.


             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS


NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Organization


    Magellan Corporation ("Magellan") was incorporated in Colorado on April 28, 1986 for the purpose of raising capital to seek and participate in business opportunities. Effective February 19, 1988, Magellan completed a merger with Balzac Investments, Inc. ("Balzac") (see Note B), which was incorporated January 21, 1987, and the resulting entity adopted the name Power-Cell, Inc. (the "Company"). The Company has had no revenues from operations and is considered to be in the development stage. The Company has certain rights to a battery charger product (see Notes D and G).


    Loss per Common Share

    Basic loss per common share is based upon the weighted average number of common shares outstanding. Diluted loss per share also considers common stock equivalents in the determination of weighted average shares, unless the common stock equivalents would be antidilutive. Warrants prior to exercise are not considered in the computation as their effect would be antidilutive.

    Office Equipment

    Office equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. As of June 30, 1994, the equipment had been fully depreciated.

    Organization Costs

    Costs incurred in connection with the organization of Balzac ($16,400) were capitalized and amortized over five years using the straight-line method.

    Cash Equivalents

    For purposes of reporting cash flows, the Company considers demand deposits, money market accounts and certificates of deposits with an original maturity of three months or less to be cash equivalents.

    Investment in Partnership

    The Company has an approximate 7.35% limited partner interest in a partnership and the investment is carried at cost, net of an allowance for impairment.

    Income Taxes

    The Company accounts for deferred income taxes on a liability method, whereby deferred income taxes are provided for temporary differences between financial statements and income tax reporting amounts.

    Comprehensive Income (Loss)

    Comprehensive income is defined as all changes in stockholders' equity, exclusive of transactions with owners, such as capital investments. Comprehensive income or loss includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive loss was equal to its net loss for the years ended June 30, 1999 and 1998.

    Long-Lived Assets

    In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS


    evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

    Continuation as a Going Concern

    The accompanying financial statements and related footnotes have been prepared assuming the Company will continue as a going concern. The Company is in the development stage and has incurred significant losses since inception and has limited financial resources. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company will need to raise capital and/or eventually achieve profitable operations in order for it to continue as a going concern. The Company entered into a limited partnership agreement in October 1992 that management believed would potentially result in successful manufacturing and marketing of the Company's product and the eventual creation of a royalty stream to the Company and potential earnings from the Company's interest in the partnership (see note G). However, all marketing and operations activities of the partnership have ceased. As described in Note I, in March 1999 the Company entered into an agreement to merge with another company which management believes will allow the Company to continue as a going concern.

NOTE B - MERGER

    Effective February 19, 1988, Magellan exchanged shares of its common stock for all of the issued and outstanding common shares of Balzac. The shares issued represented approximately 83% of the outstanding shares of Magellan after the merger, and officers and directors of Balzac became the officers and directors of Magellan. Accordingly, for financial reporting purposes, Balzac is deemed to have acquired Magellan. The transaction was accounted for using the purchase method of accounting and was recorded based upon the value of Magellan's identifiable net assets, net of offering costs. The accompanying financial statements, during the period prior to the merger, reflect the historical accounts of Balzac. Magellan's operations are included in the accompanying financial statements commencing February 19, 1988. Balzac's equity section has been restated from the date of incorporation to reflect the number of shares which would have been outstanding under Magellan's $.0001 par value capital structure.

    The merger agreement also entitles Balzac's shareholders of record prior to the merger to a 10% royalty on gross sales of the battery charger product.

NOTE C - SHAREHOLDERS' EQUITY

    On December 6, 1986, Magellan received the net proceeds from the sale of 400,000 units (each unit consisting of one share of Magellan's common stock and one Class A warrant) at $.01 per unit. Each Class A warrant entitled the holder to purchase at a price of $.02, one share of common stock and one Class B warrant. Each Class B warrant entitled the holder to purchase, at a price of $.03, one share of common stock and one Class C warrant. Each Class C warrant entitled the holder to purchase, at a price of $.04, one share of common stock and one Class D warrant. Each Class D warrant entitled the holder to purchase one share of common stock for $.05 per share.

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS


    On April 13, 1988, the Company called all Class A, B, C and D warrants for redemption. Certain warrants were exercised and the Company received approximately $1,284,000 net of escrow fees and the cost of redeeming the remaining warrants. Other costs of approximately $88,000 related to the registration of the warrants have been offset against the proceeds and charged to additional paid-in capital. All outstanding Class A, B, C and D warrants were redeemed on May 16, 1988.

    During fiscal 1995, the Company issued 200,000 shares of common stock for $50,000, $25,000 of which had been subscribed as of June 30, 1994. Commissions and other expenses related to the stock issuances of 10,000 shares of stock and $3,500 of cash were paid.

    The Company's board of directors approved a 100 for 1 reverse stock split on October 25, 1994, which was effective for shareholders of record on November 21, 1994. All shareholders' equity information in the accompanying financial statements has been restated to reflect the reverse split as if it had occurred at inception.

    During fiscal 1997, the Company granted options to purchase up to 200,000 shares of its common stock for $100 in lieu of legal services valued at approximately $24,000. The options expire August 31, 2000. The portion of the services attributable to fiscal years 1997 and 1996 amounted to $11,109 and $12,985, respectively, and were charged to operations in the accompanying statements of operations.

    During fiscal 1998, the Company's board of directors approved the issuance of 202,665 shares to the president of the Company in repayment of $15,939 of costs the president paid on the Company's behalf. The majority of the costs were in connection with a special shareholders' meeting.

NOTE D - ACQUISITION OF BATTERY CHARGER PRODUCT

    On January 22, 1987, Balzac entered into an agreement to purchase the product, Power Cell, and all related technology from the developers. Power Cell is the trade name of a reserve battery device intended to be stored until needed and immediately brought to full working capacity by activation.

    Balzac paid $150,000 cash (including a total of $52,995 to a director and a former officer of the Company) for the product and the technology. In addition, Balzac agreed to make royalty payments to the former owners equal to $.10 per unit for the first 11.2 million units sold and $.05 per unit for the next 18 million units sold up to $2,000,000. The two individuals referred to above are entitled to 45.2% of this royalty, if any. The Company assumed this royalty obligation pursuant to the merger.

    The purchase price was funded by a note payable to a director of the Company. The principal and accrued interest (total of $176,984) was paid in July 1988.

NOTE E - INCOME TAXES

         The components of the Company's deferred tax accounts are as follows:

                                                                 June 30,
                                                                   1999
                                                                ---------
       Deferred tax asset - net operating loss carryforward     $ 430,000
       Deferred tax asset valuation allowance                    (430,000)
                                                                ---------
       Net deferred tax asset                                   $      -
                                                                =========

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS


    For federal income tax purposes at June 30, 1999, the Company had a net operating loss carryover of approximately $1,270,000. If not utilized, the net operating loss will begin expiring in 2002 through 2019.

NOTE F - RELATED PARTY TRANSACTIONS

    During 1988, the Company used Corporate Stock Transfer, Inc. ("CST") as its transfer agent. An officer, director and shareholder of CST was also a director of the Company in 1988. Total payments to CST by the Company (and Magellan prior to the merger) through June 30, 1988 were approximately $13,000. The Company discontinued using CST in 1989. Effective February 19, 1988, the Company entered into a consulting agreement with International Marketing Visions, Inc. ("IMV"), which required monthly payments of $1,000 for a term of thirty months. This agreement expired during fiscal year ended June 30, 1991 and was not renewed. A family member of a former director of the Company is a principal shareholder of IMV.

    The Company does not have international rights to its battery charger product. However, the Company is obligated to pay for expenses incurred in filing foreign patent applications for the product on behalf of certain directors of the Company and other individuals who hold the international rights. These amounts are to be repaid out of the 10% royalty discussed in Note B. The total paid by the Company pursuant to this obligation for the period from January 21, 1987 (date of incorporation) to June 30, 1999 was $72,057. These amounts were paid primarily prior to fiscal year 1993, and the general partner has since assumed the obligation.

NOTE G - LIMITED PARTNERSHIP

    In October 1992, the Company entered into a limited partnership agreement with several other limited partners (including directors and/or significant shareholders of the Company) and a sole general partner to provide for the initial testing, and potentially, the management, funding, manufacturing and marketing of the Power Cell reserve battery unit. In exchange for contribution of rights to the Power Cell unit the Company initially obtained an approximate 11% interest in the limited partnership (the "Partnership") as a limited partner, which is subject to certain preference distributions to the general partner. The Company's initial Partnership interest decreased to approximately 7.35% at June 30, 1996 due to the admittance of outside investors into the Partnership. The Company is not involved in the management of the Partnership.

    A separate license royalty agreement between the Company and the Partnership provides that the Company will be entitled to royalty payments on all Power-Cell units produced and sold in the United States and its territories equal to 5% to 20% of the annual gross sales of the Partnership up to a certain sales level as specified in the agreement. A portion of this royalty was assigned to another party as described below. Royalties on international sales of Power-Cell units will be paid to individual international rights holders, some of which are affiliates of the Company (directors and/or significant shareholders), and all of which are limited partners in the Partnership.

    In connection with the royalty and limited partnership agreements, the engineering firm that developed the battery product received an approximate 41% of the Company's royalty rights and an approximate 8% interest in the Partnership. During fiscal year 1998, the Partnership received a settlement in a lawsuit against the engineering firm which released the 41% royalty rights and the 8% Partnership interest.

    During fiscal 1993, the Company incurred legal fees of $31,787 related to the acquisition of its interest in the

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS


    Partnership. The general partner advanced the Company $20,000 to assist with the legal costs. The terms of the agreement between the general partner and the Company require the advance to be repaid, with interest at 10%, from the first royalty payments which the Company may receive from the Partnership. The Partnership's activities have ceased and as of June 30, 1998 the management believes the Company's investment in the Partnership is fully impaired. Consequently, the investment and related liability have been charged to expense.

NOTE H - CONTINGENT LIABILITY

    In fiscal 1998, the Company's board of directors approved a request for compensation of approximately $607,000 for the president of the Company. However, the board of directors agreed this amount would be due only if the president could negotiate the payment (or some portion thereof) with an acquiring or merging company, if any. At June 30, 1998, this amount was considered a contingent liability and was not recorded in the Company's financial statements, because payment would be subject to approval by the management of an acquiring or merging company. As described in Note I, in fiscal 1999, the Company signed an agreement to merge with another company and the president negotiated a payment in stock to satisfy the contingent liability. The stock to be issued the president is 50,000 shares of preferred stock, which is to be newly authorized if approved by the Company's shareholders. The stock is to be convertible to 500,000 shares of the Company's common stock. Based on the trading price of the common stock, the liability was recorded at $30,000 at June 30, 1999.

NOTE I - PROPOSED MERGER

    In March 1999, the Company entered into an agreement to acquire all the outstanding stock of Park Pharmacy Corporation ("Park") in exchange for the issuance to Park's shareholders of newly authorized preferred stock, convertible into the Company's common stock. Following the transaction, Park's shareholders will own about 87% of the Company's voting stock. Completion of the transaction is subject to approval by the Company's shareholders.

                           PARK PHARMACY CORPORATION


         Park Pharmacy Corporation was incorporated on June 10, 1998, under the laws of the State of Texas. The business activities of Park to date have been the following: (i) organizational matters, (ii) preparation of a private equity offering in September 1998 which was abandoned before its consummation, (iii) preliminary negotiations with the owners of independent retail pharmacies, as discussed below, (iv) matters relating to the Stock Purchase Agreement, and (v) negotiations concerning the acquisition of Rx-Pro.Com, Inc., a Texas corporation ("Rx-Pro"), discussed below. The mailing address of the principal executive offices of Park is 10711 Preston Road, Suite 250, Dallas, Texas 75230 and its telephone number is (214) 692-9921.

         On April 18, 1999, Park entered into an oral agreement with Joe B. Park, Jack R. Munn, R.Ph., and John A. Blomgren, the shareholders of Rx-Pro (the "Rx-Pro Shareholders"), pursuant to which Park will purchase from the Rx-Pro Shareholders all of the issued and outstanding shares of capital stock of Rx-Pro in exchange for shares of Series A Preferred Stock of the Company. The transaction is expressly conditioned upon the closing of the Reverse Acquisition and the approval of the Company's Board of Directors. As part of the transaction, Rx-Pro will be merged with and into Park with Park as the surviving corporation in the merger. The transaction is structured as a tax-free share exchange and pursuant to the agreement among the parties, the Rx-Pro Shareholders will receive in the aggregate 30,000 shares of Series A Preferred Stock of the Company. It is anticipated that the Park-Rx-Pro transaction will be closed as soon as reasonably practicable following the Reverse Acquisition.


         Rx-Pro currently operates two online pharmacy Web sites, ((www.hospicerx.com)) ("HospiceRx.Com") and ((www.rx-pro.com)) ("Rx-Pro.Com"). Rx-Pro was formed on March 19, 1999, and is the successor company of Hospice Pharmacy Alliance LLC, a Texas limited liability company ("Hospice Alliance"). Rx-Pro acquired all of the assets and assumed all of the liabilities of Hospice Alliance in a transaction that closed on April 8, 1999. In connection with the transaction, Rx-Pro issued 30,000 shares of its common stock, par value $.0001 per share, to Hospice Alliance, which then distributed such common stock to its shareholders.


         The HospiceRx.Com Web site is an online service that contracts with member pharmacies to process orders for prescription drugs, non-prescription drugs and other health related products, from hospice companies. The hospice companies place orders over the HospiceRx.Com Web site, or by facsimile or telephone, on behalf of their hospice patients, which orders are then forwarded to the member pharmacy located nearest to the hospice patient. Orders are filled and delivered to the hospice patient by the member pharmacy. Rx-Pro receives a processing fee from the member pharmacies for hospice company orders originating through Rx-Pro. Although the HospiceRx.Com Web site has been completed, it is not yet fully operational. Rx-Pro is currently in the process of seeking additional member pharmacies to the 250 member pharmacies currently affiliated with HopsiceRx.Com. To date, although the Web site is not yet fully operational, approximately 25 hospice companies regularly place orders with HospiceRx.Com by telephone or facsimile.

         Rx-Pro has also developed the Rx-Pro.Com Web site, an online pharmacy store which will offer online shopping and information for consumers (including physicians, other health care providers and patients) in the following product categories: (i) prescription drugs, (ii) non-prescription drugs, (iii) durable medical equipment, (iv) personal care products, (v) disease state management books, and (vi) other health and beauty products customarily sold by retail pharmacies. Although the Rx-Pro.Com Web site has been completed, it is not yet fully operational. Rx-Pro is currently in the process of seeking out relationships with independent and small chain retail pharmacies to become member pharmacies. Rx-Pro plans to affiliate with pharmacies in all fifty states to provide convenient service to its customers. Rx-Pro will contract with such pharmacies to fill orders placed by consumers over its Rx-Pro.Com Web site or by facsimile or telephone. See "-- Financial Data."


MANAGEMENT'S DISCUSSION AND ANALYSIS

         PLAN OF OPERATION


         Park's plan of operation for the next twelve months is to close the transaction with Rx-Pro and the Rx-Pro Shareholders and to acquire independent non-Internet retail pharmacies, including pharmacies with associated home healthcare facilities. Park's general business strategy is to establish a chain of retail pharmacies through the acquisition of full-line retail pharmacies. In implementing its business strategy, Park intends to institute the following programs with acquired pharmacies: cost-control programs, improved employee training, negotiating increases in vendor rebates, maintaining a high level of customer service and convenience, increasing sales in each department in each store and maintaining competitive pricing. In addition to prescription drugs and services, Park intends for its pharmacies to offer a broad range of over-the-counter medications, home healthcare services, health and beauty care, cosmetics, gifts, greeting cards, convenience foods, cameras, photo supplies and processing services, and other general merchandise. Some pharmacies may incorporate special features such as drive-through windows and free home delivery for customer convenience, faxing, copying, and package delivery services.


         Park is currently engaged in discussions on a preliminary basis with owners of several independent retail pharmacies in accordance with Park's business plan. These pharmacies are established in their retail market areas, and have long histories of operations. Other than with respect to Rx-Pro, Park has not reached a definitive agreement with any pharmacy owner, nor have any contracts or letters of intent been executed in connection therewith. In evaluating a retail pharmacy for potential acquisition, Park will: (i) evaluate the target store's profits and losses for preceding years; (ii) review the pharmacy's tax returns for preceding years; (iii) review computer-generated prescription reports showing historical information, including prescriptions sold, average price of each prescription, gross margins and trends in prescription sales; (iv) analyze the pharmacy's location and competition in the immediate area; (v) review the store's lease agreement, if any; and (vi) assess targeted areas for growth patterns and trends. To assess the reasonableness of the purchase price offered by a seller in connection with a particular acquisition, Park will consider the availability and terms of owner financing, including the rate of return and payback period.

         There is no assurance that Park will be able to acquire any independent pharmacies, whether in the next twelve months or thereafter, or that Park Pharmacy will be able to implement and/or realize its plan of operation.

         Park intends to merge with Rx-Pro after the Reverse Acquisition and, once merged, expand Rx-Pro's Internet pharmacy operations, including commencement of full of operations for the HospiceRx.Com and Rx-Pro.Com Web sites. Rx-Pro is currently developing additional software systems to provide complementary services to its current Internet pharmacy operations.

   ANALYSIS OF FINANCIAL OPERATIONS

Park Pharmacy Corporation

         From inception to June 30, 1999, Park has generated no revenue and incurred general and administrative expenses of $109,871 that primarily consist of employee salaries, professional services and office rent related to developing its business plan and infrastructure. Park has an oral agreement to acquire 100% of the common stock of Rx-Pro concurrent with the closing of the reverse acquisition in exchange for 30,000 shares of Power Cell $0.001 par value convertible preferred stock. See the comparative analysis of the operations of Rx-Pro below.

Rx-Pro.Com, Inc. (Six months ended June 30, 1999 and June 30, 1998)

         Sales decreased by $25,355 or 23% from $108,765 for the six months ended June 30, 1998 to $83,410 for the six months ended June 30, 1999. The primary reason for this decrease was due to the loss of several customers in 1999, primarily home health care agencies, that were forced to cease operations due to the changes in the Medicare reimbursement methods. Gross profit remained constant at 89% of sales in both of the six-month periods.

         General and administrative expenses increased by $73,210 or 92% from 79,606 for the six months ended June 30, 1998 to $152,816 for the six months period ended June 30, 1999. The primary reason for this increase was due the additional salaries and benefits related to the development of internet protocols so that Rx-Pro could increase market size and presence.

         As a result of the decrease in revenue and the increase in general and administrative expenses, net income of $15,924 for the six month period ended June 30, 1998 compares to a net loss of $80,424 for the six month period ended June 30, 1999.

         For the six month period ended June 30, 1999, operations used cash flow of $53,880 which was funded by $39,038 in advances from an affiliate and use of $14,842 of the beginning cash balance. For the six months ended June 30, 1998, operations used cash flow of $22,577 that was funded from $14,562 of capital contributions and $16,168 of advances from an affiliate. During both periods, Rx-Pro financed its day to day operations by timing the payment of trade payables to coincide with the receipt of its trade receivables.

Rx-Pro.Com, Inc. (Year ended December 31, 1998 and December 31, 1997)

         Sales increased by $49,815 or 32% from $153,362 for the year ended December 31, 1997 to $203,177 for the year ended December 31, 1998. The primary reason for this increase was due to expansion and growth in Rx-Pro's customer base during 1998. Gross profit remained fairly constant at 86%-87% of sales in both years.

         General and administrative expenses increased by $30,302 or 23% from 129,146 for the year ended December 31, 1997 to $159,448 for the year ended December 31, 1998. The primary reason for this increase was due to the increase in support staff and related overhead during 1998 required to service the expanding customer base.

         As a result of the increase in revenue offset by the increase in general and administrative expenses, net income of $1,535 for the year ended December 31, 1997 compares to net income of $15,073 for the year ended December 31, 1998.

         For the year ended December 31, 1998, operations provided cash flow of 40,602 of which $3,986 was used to purchase computer equipment and 1,426 was used to repay affiliate advances. For the year ended December 31, 1997, operations used cash flow of $19,001 and $3,822 was used to purchase computer equipment. The 1997 cash requirement was funded by $12,827 of capital contributions and $11,802 in advances from an affiliate. During both years, Rx-Pro financed its day to day operations by timing the payment of trade payables to coincide with the receipt of its trade receivables.

         Park plans to use cash flow from current operations and a line of credit in the amount of $125,000 from North Dallas Bank & Trust Co. (the "Line of Credit"), $45,000 of which is currently outstanding, to satisfy operating costs of its Internet operations.


   ACQUISITIONS

         Park plans to cause the Company to issue equity securities, including Company Common Stock, Series A Preferred Stock, or other series of Preferred Stock designated by the Company's Board of Directors, to close the transaction with Rx-Pro and the Rx-Pro Shareholders and to acquire other non-Internet retail pharmacies as contemplated by its plan of operation. Other than with respect to Rx-Pro, Park may also issue notes or use cash to make such acquisitions; Park intends to fund its acquisitions through: (i) cash flow from current operations, (ii) the Line of Credit; and (iii) a non-interest bearing loan from Dougherty's Pharmacies, Inc., a Texas corporation wholly owned by Joe
B. Park, an owner, officer and director of Park, of up to $150,000 to cover part or all of Park's expenses for rent, officers' salaries and office equipment, respectively, $125,961 of which is currently outstanding. In addition to the foregoing, Park plans to raise additional funds within the next 12 months for acquisitions through a loan from North Dallas Bank & Trust Co. in the aggregate amount of $5,000,000, the terms of which have been discussed on a preliminary, informal basis only. In the event the Company issues equity securities in connection with an acquisition, the current shareholders of the Company will be subject to further dilution in their voting rights, percentage ownership in the Company, and/or other rights with respect to their shares of Company Common Stock. Furthermore, shareholders of the Company may not have an opportunity to vote on acquisitions made by Park and/or the Company in connection with the implementation of Park's plan of operation.

         Park anticipates a significant change in the number of its employees in the next twelve months in connection with its planned acquisitions. However, there can be no assurance that there will be any increase in the number of employees or that Park will be able to make any acquisitions in accordance with Park's plan of operation.

         COMPETITION

         The retail pharmacy business is highly competitive. The online pharmacy market is new, rapidly evolving, and also intensely competitive. Park's competitors can be divided into several groups: (i) independent pharmacies, (ii) chain pharmacies, such as Walgreen's and Eckerd, (iii) mass market retailers, such as Wal Mart, Kmart and Target, (iv) supermarkets, such as Albertson's and Kroger, (v) warehouse clubs, (vi) online retailers of pharmaceutical and other health related products, such as Drugstore.Com and Rx.Com, (vii) mail order pharmacies, (viii) prescription benefits managers, and
(ix) hospice pharmacy service providers, such as Hospice Pharmacia. Many of Park's competitors have, or have announced their intention to have, the capability to accept orders for products online.

         Park believes that it will compete primarily on the basis of: (i) customer service and satisfaction, (ii) product selection and variety, (iii) store location and convenience, (iv) Web site performance and accessibility,
(v) reliability and speed of order shipment, and (vi) price. Park believes that its strengths in terms of competing with other retail pharmacy companies will be the business connections and experience of its management team and its plans to offer a wider variety of prescription medicine and health related products than most other retail pharmacies. Park believes that many of its competitors have longer operating histories, larger customer or user bases, greater name recognition, and significantly greater financial, marketing and other resources than Park. Some of Park's competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing than Park can. Furthermore, many of Park's competitors can devote substantially more resources to their Web sites and systems development than Park can.

         SEASONALITY

         Sales of prescription drugs and other health related products peak during seasonal outbreaks of cough and cold/flu virus, typically during the winter and fall months. Accordingly, sales and earnings are usually highest for retail pharmacies in the fourth and first quarters.

         REGULATION

         In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the health care system, either nationally or at the state level. Park cannot predict whether any federal or state health care reform legislation will eventually be passed, and if so, the impact thereof on Park's financial position or results of operations. Health care reform, if implemented, could adversely affect the pricing of prescription drugs or the amount of reimbursement from governmental agencies and managed care payors, and consequently could be adverse to Park. However, to the extent health care reform expands the number of persons receiving health care benefits covering the purchase of prescription drugs, it may also result in increased purchases of such drugs and could thereby have a favorable impact on both Park and the retail drug industry in general. Nevertheless, there can be no assurance that any future federal or state health care reform legislation will not adversely affect Park or the retail drugstore industry generally.

         The U.S. House of Representatives Committee on Commerce and the General Accounting Office are currently investigating online pharmacies and online prescribing. Park believes that any regulations resulting from the investigations will likely result in increased reporting and monitoring requirements, which could increase Park's expenses. Other legislation and regulations currently being considered at the federal and state level could affect Park's business, including legislation or regulations relating to confidentiality of patient records, electronic access and storage as well as the inclusion of prescription drugs as a Medicare benefit. In addition, various state legislatures are considering new legislation related to the regulation of nonresident pharmacies. Compliance with the new laws or regulations could increase Park's expenses.

         Park is subject to extensive regulation relating to the confidentiality and release of patient records. Additional legislation governing the distribution of medical records exists or has been proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with any new legislation. Moreover, Park may be restricted or prevented from delivering patient records electronically. This could have an adverse impact on Park's ability to gain and retain Internet customers.

         Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The most recent session of the U.S. Congress resulted in Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The European Union recently enacted its own privacy regulations. In particular, many government agencies and consumers are focused on the privacy and security of medical and pharmaceutical records. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing privacy, libel and taxation apply to Internet stores such as Park's. The rapid growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business online and in particular companies that fill prescriptions maintain medical or pharmaceutical records. The adoption or modification of laws or regulations relating to the Internet business could adversely affect Park's ability to attract and serve Internet customers.

         YEAR 2000

         Many existing computer programs use only two digits to identify a year. These programs were designed and developed without addressing the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by, at or beyond the year 2000.

         Park's information technology ("IT") systems consist of computer hardware systems and software supplied by third parties. Park utilizes current generation off-the-shelf software for its management and accounting systems. As a result, Park expects its exposure to be minimal since such hardware and software have been determined by Park to be Year 2000 compliant.

         Rx-Pro uses software, computer technology and other services internally developed and provided by third-party vendors that may fail due to the year 2000 phenomenon. Rx-Pro has internally developed substantially all of the systems for the operations of its Web sites, with the assistance of outside consultants. These systems include the software used to provide customer interaction, transaction-processing, and monitoring and back-up capabilities. Rx-Pro has reviewed the year 2000 compliance of its internally developed proprietary software. Rx-Pro believes that its internally developed proprietary software is year 2000 compliant.

         Rx-Pro has assessed the year 2000 readiness of its third-party supplied software, computer systems and other services, which include software for use in accounting and management systems and database services. The failure of such software or systems to be year 2000 compliant could have a material negative impact on Rx-Pro's corporate accounting functions and the operation of its Web sites. As part of the assessment of the year 2000 compliance of these systems, Rx-Pro has sought assurances from its vendors that their software, computer systems and other services are year 2000 compliant. The failure of third-party supplied software, computer systems and other services to be year 2000 compliant could have a material adverse effect on Rx-Pro. At this time, expenses associated with a potential corrective action plan that may be incurred in the future cannot be determined.

         The year 2000 readiness of the general infrastructure necessary to support Rx-Pro's operations is difficult to assess. For example, Rx-Pro depends on the integrity and stability of the Internet to provide its Web site services. Rx-Pro is dependent on a third party that hosts its servers and on telecommunications vendors to maintain its network. The infrastructure necessary to support Rx-Pro's operations consists of a network of computers and telecommunications systems located throughout the world and operated by numerous unrelated entities and individuals, none of which has the ability to control or manage the potential year 2000 issues that may impact the entire infrastructure. Rx-Pro's ability to assess the reliability of this infrastructure is limited and relies solely on generally available news reports, surveys and comparable industry data. Based on these sources, Rx-Pro believes most entities and individuals that rely significantly on the Internet are reviewing and attempting to remediate issues relating to year 2000 compliance, but it is not possible to predict whether these efforts will be successful in reducing or eliminating the potential negative impact of year 2000 issues. A significant disruption in the ability of customers to reliably access the Internet or portions of it could have an adverse effect on demand for Rx-Pro's services.

         Rx-Pro also depends on the year 2000 compliance of the software and computer systems used by its customers (hospice companies in the case of HospiceRx.Com and physicians, other health care providers and other consumers in the case of Rx-Pro.Com), and those of its member pharmacies. Rx-Pro has not undertaken an assessment of whether the software and computer systems of its customers and member pharmacies is year 2000 compliant. The failure of customer or member pharmacy software or computer systems to be year 2000 compliant could have a material adverse effect on Rx-Pro. At this time, Rx-Pro has developed a contingency plan to address situations that may result if its customers or its member pharmacies are unable to achieve year 2000 compliance. Such contingency plan consists of utilizing facsimile and telephone transmission to place and fill orders for prescription drugs and other health related products. The cost of implementing such a plan, if necessary, would not be significant. To date, Rx-Pro has incurred less than $1,000 in incremental costs, to address the year 2000 issues.

         Any failure of Rx-Pro's material systems, the systems of its customers or those of its member pharmacies, or the Internet to be year 2000 compliant could have serious negative consequences for Park. Such consequences could include difficulties in operating the Web sites effectively, taking customer orders, or conducting other fundamental parts of its business.

         Park's assessment of its year 2000 issues includes a review of its non-information technology ("non-IT" systems) (systems that contain embedded technology in process control equipment containing microprocessors or other similar circuitry) as well as those of Rx-Pro. This assessment includes a review of facilities (including building maintenance, security, electrical, lighting, fire protection, telephone, heating and cooling systems). Based on this review, Park believes that both its and Rx-Pro's non-IT systems and equipment are year 2000 compliant.

         Park's current plans, as previously discussed, involve the acquisition of retail pharmacies. Due diligence with any potential acquisition candidate will include a review of any year 2000 exposure. Other than with respect to Rx-Pro, since Park has not yet consummated a business acquisition, Park is unable to estimate year 2000 compliance costs that may arise from such business acquisition opportunities.

DESCRIPTION OF PROPERTY


         Park currently leases office space from Dougherty's pursuant to an oral month to month lease, at rental of $1,083 per month. Other than the leased property, Park has no other offices or properties.

LEGAL PROCEEDINGS

         Neither Park nor its property is presently subject to any material litigation, nor to Park's knowledge, is any material litigation threatened against Park or its property.

MARKET FOR COMMON EQUITY

         Park is a privately-held development-stage company. Therefore, there is no market for its securities.

EMPLOYEES

         Park currently has a total of three (3) employees, none of which are full time. Park anticipates a significant change in the number of its employees in the next twelve months in connection with its planned acquisitions. However, there can be no assurance that there will be any increase in the number of employees or that Park will be able to make any acquisitions in accordance with Park's plan of operation.

MANAGEMENT

         The current directors and officers of Park are: Messrs. Joe B. Park, Thomas R. Baker, Jack R. Munn, R.Ph., and John A. Blomgren, R.Ph., and Ms. Gwendolyn Park. Biographical information concerning such persons is set forth below.

Joe B. Park, R.Ph          Age 62, has served as Director and Chairman of the
                           Board of Park since its inception. From 1962 to present, Mr. Park has been the owner and operator of Dougherty's Pharmacy, Inc., a Texas corporation wholly-owned by Mr. Park ("Dougherty's") that owns and operates two retail pharmacies in the Dallas,

                           Texas area and has approximately $15 million in annual sales. Mr. Park is an active member of the Dallas County Pharmaceutical Society where he has served in various capacities including past president. Mr. Park is also an active member of the Texas Pharmaceutical Association, National Council of Hospice Professionals and the International Academy of Compounding Pharmacists. In 1959, Mr. Park graduated with a Bachelor of Science degree from the University of Texas at Austin and received his pharmacy license in 1960.

Thomas R. Baker            Age 57, has served as Director, President and Chief
                           Operating Officer of Park since its inception. From
                           1993 to present, Mr. Baker served as Managing
                           Partner and Senior Consultant for Management by
                           Action, Inc., a specialized management consulting firm. From 1991 to 1993, Mr. Baker served as
                           President and CEO of Medical Warning Systems, Inc.
                           From 1986 to 1991, Mr. Baker served as Director of
                           Mergers and Acquisitions and President of West Coast operations for Home Shopping Network, Inc.

Gwendolyn L. Park          Age 62, has served as a Director, Secretary and
                           Treasurer of Park since its inception. Mrs. Park has served as Secretary, Treasurer and Office Manager of Dougherty's since 1980. Mrs. Park was active in the Auxiliary to the Dallas County Pharmaceutical
                           Society, holding various positions and served as president. Mrs. Park was also active in the Texas
                           Pharmaceutical Association. Mrs. Park graduated from the University of Texas in Austin with a bachelor's degree in mathematics in 1959.

Jack R. Munn, R.Ph.        Age 49, has served as Director of Park since April
                           15, 1999. In 1987, Mr. Munn founded Guardian Health
                           Systems, Inc, a Texas corporation ("Guardian").
                           Guardian is a home infusion therapy provider based in Dallas, Texas. Guardian owns two mixing centers in Dallas and Oklahoma City, and contracts with seven other centers located in Texas, Oklahoma, and Louisiana. From 1980 to 1984, Mr. Munn founded and served as President for Pharmacy Practice Group,
                           Inc., a Texas corporation, a hospital pharmacy management Company providing services to Texas hospitals. From 1984 to 1987, he served as President of Extended Care Health Systems, Inc., a Texas corporation, a home infusion therapy and hospital pharmacy management Company. In 1973, Mr. Munn received a Bachelor of Science in Microbiology from the University of Oklahoma; and in 1976, Mr. Munn received a Bachelor of Science in Pharmacy from the same institution. He subsequently interned at the University of Texas Medical Branch Hospital,
                           Galveston, Texas. Mr. Munn is an active member in Texas Pharmacy Assoc. and Case Management Society of
                           America.

John A. Blomgren,          Age 52, has served as Director of Park since April
R.Ph                       15, 1999. Mr. Blomgren has served as a staff
                           pharmacist for Dougherty's Homecare Pharmacy
                           ("Dougherty's Homecare") since January 1997. From
                           October 1996 to the present, he has served as the manager of the Hospice Pharmacy Alliance in McKinney, Texas. From June 1990 to October 1996, Mr.
                           Blomgren served as Pharmacy Operations Director for
                           True Quality Pharmacies, Inc., McKinney,

                           Texas. In 1969, Mr. Blomgren received a Bachelor of Science in Pharmacy from the University of Oklahoma. He is an active member in the Texas Pharmacy Association and the National Hospice Council of Hospice Professionals.
FINANCIAL DATA



Power-Cell, Inc., Park Pharmacy Corporation and Rx-Pro.Com, Inc.
Unaudited Pro Forma Combined Financial Statements




The accompanying unaudited pro forma financial statements have been prepared to reflect the reverse acquisition of Power Cell, Inc. by Park Pharmacy Corporation by the issuance of 2,567,816 shares of convertible $0.001 par value preferred stock to the Park shareholders for 100% of the outstanding common stock of Park. The pro forma financial statements also reflect the acquisition of Rx-Pro.Com, Inc. by Park for 30,000 shares of convertible $0.001 par value preferred stock of Power Cell concurrent with the closing of the reverse acquisition. The pro forma financial statements have been prepared as if the reverse acquisition and the acquisition of Rx-Pro.Com had occurred as of June 30, 1999, with respect to the pro forma balance sheet, and as of July 1, 1998 and July 1, 1997, with respect to the pro forma statements of operations.

POWER CELL AND PARK PHARMACY
PRO FORMA BALANCE SHEET
JUNE 30, 1999



                                                                                     Pro forma
                                         Power Cell        Park        RxPro.Com    adjustments     Pro forma
                                       -------------    -----------   -----------   ------------   ------------
Current assets                          $        --    $     1,000    $   595,173                  $   596,173

Fixed assets, net                                --         14,878          3,905                       18,783

Other assets                                     --          1,212             --                        1,212
                                        -----------    -----------    -----------   -----------    -----------

  Total assets                          $        --    $    17,090    $   599,078   $        --    $   616,168
                                        ===========    ===========    ===========   ===========    ===========

Current liabilities                     $    60,748    $   125,961    $   649,867       (30,000) 2  $   806,576

Stockholders' equity (deficit)
  Preferred stock                                --             --             --         2,568  1       2,648
                                                                                             50  2
                                                                                             30  3
  Common stock                                  642            760          1,000          (760) 1         642
                                                                                         (1,000) 3
  Additional paid-in capital              1,571,596            240         28,635    (1,571,596) 1     (30,190)
                                                                                         29,950  2
                                                                                        (28,635) 3
  Accumulated deficit                    (1,632,986)      (109,871)       (80,424)    1,569,788  1    (233,888)
                                                                                         29,605  3
                                        -----------    -----------    -----------   -----------    -----------

   Total stockholders' deficit              (60,748)      (108,871)       (50,789)       30,000       (190,408)
                                        -----------    -----------    -----------   -----------    -----------

  Total liabilities and stockholders'
       deficit                          $        --    $    17,090    $   599,078   $        --    $   616,168
                                        ===========    ===========    ===========   ===========    ===========



1. Adjustment to record issuance of 2,567,816 shares of Powercell $.001 par value convertible preferred stock issued to the Park shareholders in the reverse acquisition of Powercell's net assets and recapitalize Park with the capital structure of Powercell. Powercell's net assets are recorded at book value which approximates fair market value.

2. Adjustment to reflect issuance of 50,000 shares of Powercell $.001 par value convertible preferred stock to satisfy the liability to Powercell's president.

3. Adjustment to reflect issuance of 30,000 shares of Powercell $.001 par value convertible preferred stock issued in the purchase of Rx-Pro.Com by Park and eliminate the Rx-Pro.Com equity accounts in the combination. Rx-Pro's net assets are recorded at book value which approximates fair market value.

POWER CELL AND PARK PHARMACY
PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 1999

                                                                                     Pro forma
                                         Power Cell        Park        RxPro.Com    adjustments    Pro forma
                                       -------------    -----------   -----------   ------------  ------------
Sales                                    $   --         $   --        $  177,822    $    --        $ 177,822
Cost of Sales                                --             --            24,123         --           24,123
                                         ---------      ---------      ---------    ---------      ---------
Gross Profit                                 --             --           153,699         --          153,699

General and administrative
    expenses                                36,602        105,727        234,974         --          377,303
                                         ---------      ---------      ---------    ---------      ---------

Net loss                                 $ (36,602)     $(105,727)     $ (81,275)   $    --        $(223,604)
                                         =========      =========      =========    =========      =========

Loss per share                           $   (0.01)     $   (0.02)     $   (0.01)         *        $   (0.03)
                                         =========      =========      =========    =========      =========

  *  less than $(.01) per share

POWER CELL AND PARK PHARMACY
PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 1998

                                                                                     Pro forma
                                         Power Cell        Park        RxPro.Com    adjustments    Pro forma
                                       -------------    -----------   -----------   ------------  ------------
Sales                                    $   --          $  --        $ 185,021       $    --      $ 185,021
Cost of Sales                                --             --           24,456            --         24,456
                                         ---------       --------      ---------      ---------     ---------
Gross Profit                                 --             --          160,565            --        160,565

General and administrative
    expenses                                28,438          4,144        150,987           --         183,569
                                         ---------       --------      ---------      ---------     ---------

Net income (loss)                        $ (28,438)      $ (4,144)     $   9,578      $    --       $ (23,004)
                                         =========       ========      =========      =========     =========

Income (loss) per share                      *              *              *                *           *
                                         =========       ========      =========      =========     =========

  *  less than $(.01) per share

                          Independent Auditor's Report

Board of Directors and Stockholders
Park Pharmacy Corporation
10711 Preston Road, Suite 250
Dallas, TX 75230

We have audited the accompanying balance sheet of Park Pharmacy Corporation, a Development Stage Company, as of June 30, 1999, and the related statements of operations, retained earnings, and cash flows for the period June 10, 1998 (Inception) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Park Pharmacy Corporation as of June 30, 1999 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.



ALVIN L. DAHL & Associates, PC

July 21, 1999

Dallas, Texas

                            PARK PHARMACY CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                                  BALANCE SHEET
                              JUNE 30, 1999 & 1998


                                                               JUNE 30, 1999   JUNE 30, 1998
                                                               -------------   -------------
ASSETS:
         Current Assets:
         Cash                                                  $      1,000    $          0
                                                               ------------    ------------
                  Total Current Assets                                1,000               0

         Fixed Assets:
         Furniture & Fixtures (Note 2)                               17,542          16,135
         Accumulated Depreciation and Amortization                   (2,664)           (296)
                                                               ------------    ------------
                  Total Fixed Assets                                 14,878          15,839

         Other Assets:
         Security Deposit (Note 3)                                    1,212           1,212
                                                               ------------    ------------
                  Total Other Assets                                  1,212           1,212
                                                               ------------    ------------

                           TOTAL ASSETS                        $     17,090    $     17,051
                                                               ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
         Current Liabilities:
         Advances from Affiliate  (Note 4)                     $    125,961    $     21,195
         Commitments and Contingent Liabilities                         -0-               0
                                                               ------------    ------------
                  Total Current Liabilities                         125,961          21,195

         Stockholders' Equity:
         Common Stock - 9,000,000 shares authorized,
         7,600,000 shares issued and outstanding
         $0.0001 per share par value                                    760               0
         Preferred Stock - 1,000,000 shares authorized,
         0 shares issued and outstanding
         $1.00 per share par value                                        0               0
         Paid In Capital                                                240               0
         Deficit Accumulated in Development Stage                  (109,871)         (4,144)
                                                               ------------    ------------
                  Total Stockholders' Equity                       (108,871)         (4,144)
                                                               ------------    ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $     17,090    $     17,051
                                                               ============    ============


                        SEE NOTES TO FINANCIAL STATEMENTS

                            PARK PHARMACY CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                                INCOME STATEMENT
                    FOR THE FISCAL YEAR ENDING JUNE 30, 1999
                              AND JUNE 10-30, 1998


                                                                             INCEPTION TO
                                         JUNE 30, 1999     JUNE 30, 1998    JUNE 30, 1999
                                         -------------     -------------    -------------

Sales                                       $     -0-       $     -0-       $     -0-

General & Administrative Expenses:
         Software Training                  $   6,534               0       $   6,534
         Supplies                                 895              15             910
         Salaries                              47,368               0          47,368
         Depreciation                           2,368             296           2,664
         Rent                                  12,800           2,110          14,910
         Travel                                   553           1,703           2,256
         Printing                               1,978               0           1,978
         Public Relations                       3,192               0           3,192
         Professional Services                 30,039               0          30,039
                                            ---------       ---------       ---------
         Total General & Admin. Expenses      105,727           4,144         109,871

Net Operating Income (Loss)                  (105,727)         (4,144)       (109,871)

         Provision for Federal Income Tax         -0-             -0-            -0-

Net Income (Loss)                            (105,727)         (4,144)       (109,871)
                                            =========       =========       =========



Basic Earnings Per Share (Note 5)           $ (0.0139)      $  (0.006)      $ (0.0145)

Diluted Earnings Per Share                              NA              NA






                      SEE NOTES TO THE FINANCIAL STATEMENTS

                            PARK PHARMACY CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                             STATEMENT OF CASH FLOWS
                     FOR THE FISCAL YEAR ENDED JUNE 30, 1999
                              AND JUNE 10-30, 1998


                                                                                           INCEPTION
                                                             6/30/99         6/30/98       TO 6/30/99
                                                          ------------    ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)                                         $   (105,727)         (4,144)       (109,871)
Adjustments to reconcile net income to net cash
  provided (used) by operating activities:
         Depreciation                                            2,368             296           2,664
                                                          ------------    ------------    ------------
                  Net Cash  Provided
                   (Used) by Operating Activities             (103,359)         (3,848)       (107,207)

CASH FLOWS FROM INVESTING ACTIVITIES:

         Lease Deposit                                               0          (1,212)         (1,212)
         Purchase of Equipment                                  (1,407)        (16,135)        (17,542)
                                                          ------------    ------------    ------------
                  Net Cash Provided
                  (Used) by Investing Activities                (1,407)        (17,347)        (18,754)

CASH FLOWS FROM FINANCING ACTIVITIES:

         Sale of Common Stock                                    1,000               0           1,000
         Advances from Affiliated Party (Note 4)               104,766          21,195         125,961
                                                          ------------    ------------    ------------

                  Net Cash Provided
                  (Used) by Financing Activities               105,766          21,195         126,961
                                                          ------------    ------------    ------------

Net Increase in Cash and Cash Equivalents                        1,000               0           1,000
                                                          ------------    ------------    ------------

Cash and Cash Equivalents at Beginning of Period                     0               0               0
                                                          ------------    ------------    ------------

Cash and Cash Equivalents at end of Period                       1,000               0           1,000
                                                          ============    ============    ============








                        SEE NOTES TO FINANCIAL STATEMENTS

                            PARK PHARMACY CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                        STATEMENT OF COMPREHENSIVE INCOME
                     FOR THE FISCAL YEAR ENDED JUNE 30, 1999
                              AND JUNE 10-30, 1998



Net Income, June 30, 1999                                 $   (105,727)

Other Comprehensive Income, Net of Tax                             -0-

Comprehensive Income (Note 8)                             $   (105,727)
                                                          ============

Net Income, June 30, 1998                                 $     (4,144)

Other Comprehensive Income, Net of Tax                             -0-

Comprehensive Income                                      $     (4,144)
                                                          ============






                      SEE NOTES TO THE FINANCIAL STATEMENTS

                            PARK PHARMACY CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                        STATEMENT OF STOCKHOLDERS' EQUITY
         FOR THE PERIOD JUNE 10, 1998 (INCEPTION) THROUGH JUNE 30, 1999


                                   Common           Paid-In     Pfd     Retained
                                    Stock           Capital    Stock    Earnings       Total
                                  ---------        ---------   -----    --------     --------

BALANCE, JUNE 10, 1998            $     -0-        $     -0-   $ -0-    $     -0-   $      -0-

Net Income, June 30, 1998                                                  (4,144)      (4,144)
                                  ---------        ---------   -----   ----------   ----------

BALANCE, JULY 1, 1998                                                      (4,144)      (4,144)

Sale of  Common Stock
         September 30, 1998              760             240                             1,000

Net Income, June 30, 1999                                                (105,727)    (105,727)
                                  ---------        ---------   -----   ----------   ----------

BALANCE, JUNE 30, 1999            $     760        $     240   $ -0-   $ (109,871)  $ (108,871)
                                  =========        =========   =====   ==========   ==========


                        SEE NOTES TO FINANCIAL STATEMENTS

                            PARK PHARMACY CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE FISCAL YEAR ENDED JUNE 30, 1999
                              AND JUNE 10-30, 1998

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a. Organization and Business Activities

Park Pharmacy Corporation was incorporated in the state of Texas on June 10, 1998 and is in its development stage of organization. The Company plans to acquire several independent retail pharmacies with associated home healthcare facilities, if any. The operating pharmacies will be acquired in exchange for stock of the Company. Each pharmacy will be a wholly owned subsidiary of the Company.

The purpose of this venture is to build a network of highly technical pharmacies that are known as the leaders in the industry. The Company believes that customer service and convenience are critical in positioning itself as an alternative to mass merchandisers, supermarkets and other retail channels. Targeted locations will include high population areas which are not only capable of providing the normal day-to-day prescription and over -the-counter medication market but a requirement for the higher technical product such as compounded prescriptions, intravenous infusion, injectibles, and pain management products.

b.  Cash and Cash Equivalents:

For purposes of reporting cash flows, the Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

c. Revenue recognition and credit policies:

In the normal course of business, the Company primarily would sell its goods on either a "cash in advance" or would invoice third party providers. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding trade accounts receivable balance at the date of non-performance.

d.  Inventory:

The Company currently holds no inventory; however, the target acquirees will each have an inventory of product on hand.

e. Property and equipment:

Property and equipment is recorded at its historical cost. Depreciation is provided for in amounts sufficient to relate the asset cost to operations over the estimated useful life (three to five years) using the straight-line method for financial reporting purposes.

Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

f.  Income Taxes:

The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

g.  Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

h.  Asset Impairment:

The Company adopted the provisions of SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, in its financial statements for the year ended September 30, 1998. There has been no effect as of September 30, 1998 of adopting SFAS 121.

i.  Stock-Based Compensation:

The Company will follow the intrinsic value based method of accounting as prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, for its stock-based compensation. The Company has not adopted a stock option plan.

j.  Fiscal Year:

Management previously elected a fiscal year end of September 30, 1998. Under the terms of the acquisition agreement with Power-Cell, Inc., management has applied to change the Company's fiscal year to June 30, 1999 to coincide with the new parent corporation's fiscal year.

NOTE 2: FURNITURE & FIXTURES:

The Company has purchased computers and related equipment, which are being utilized in its daily activities.

NOTE 3: SECURITY DEPOSIT:

The security deposit is equal to one-half of one month's rent on the office space that the Company shares with a related party. The Company has not signed a lease with the related party and has no liability other than the agreement described in Note 5.


NOTE 4:  ADVANCES FROM AFFILIATE AND RELATED PARTY TRANSACTIONS

An affiliated Company, owned by the majority stockholder, has agreed to advance operating funds of up to $150,000.00 to cover the Company's developmental stage expenses. These expenses include 50% of the Company's office rent, 40% of the operating officer's salaries, 100% of office equipment purchases and various other expenses. At June 30, 1999 and June 30, 1998, the Company had used or obligated itself for $125,961 and $21,195 respectively. These funds are being advanced on a non-interest-bearing basis.

The majority stockholder of the Company also controls Dougherty's Pharmacy Company. The Boards of Directors of the Company and Dougherty's interlock and the operating officers of the Company also perform duties for Dougherty's.

NOTE 5:  EARNINGS (LOSS) PER COMMON SHARE

Earnings per common share are computed by dividing net income by the weighted average number of common shares and common stock equivalents outstanding during 1999. SFAS No. 128, Earnings per Share applies to entities with publicly held common stock and establishes standards for computing and presenting earnings per share (EPS). Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At June 30, 1999, the Company was privately held and had no common stock equivalents outstanding. The weighted average number of common shares outstanding as of June 30, 1999 was 7,600,000 and Basic Earnings per share was $(0.0139).

NOTE 6:  INCOME TAXES

At March 31, 1999, the Company has available net operating loss carryforwards of approximately $109,871 for federal income tax purposes that begin to expire in 2013. The federal carryforwards resulted from the operating loss generated in fiscal 1998. For financial purposes, a valuation allowance of $109,871 has been recognized to offset any deferred tax assets. There are no deferred tax liabilities. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of June 30, 1999 were as follows:


         Deferred tax assets:
         Net operating loss carryforward                    109,871
         Valuation allowance for deferred tax assets        109,871
         Deferred tax assets                                      0


NOTE 7:  FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash and Cash Equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Accounts Receivable and Accounts Payable. The carrying amount of accounts receivable and accounts payable in the balance sheet approximates fair value.

Short-Term and Long-Term Debt. The carrying amount of the advances from affiliates recorded in the balance sheet approximates fair value because of its short term and its non-interest-bearing basis.

The carrying amounts of the Company's financial instruments at March 31, 1999 represent fair value.

NOTE 8:  COMPREHENSIVE INCOME

SFAS No. 130, Reporting Comprehensive Income establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The Company's comprehensive income does not differ from its reported net income.

NOTE 9:  YEAR 2000 ISSUES

The Y2K issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time sensitive software or hardware may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or malfunction. The Company's current accounting software, office software, and hardware applications are Y2K compliant. Other applications such as telephone systems, etc. are being reviewed by their vendors for compliance. No cost has been estimated at this time. The Pharmacies that the Company plans to acquire may not be Y2K compliant. The Company will investigate this issue as part of its due diligence on each acquisition.

NOTE 10:  SUBSEQUENT EVENT

On April 18, 1999, the Company agreed to acquire RX-PRO.COM, Inc., a Texas Corporation. RX-PRO.COM, Inc. is the survivor of a plan of reorganization of HOSPICE PHARMACY ALLIANCE, a Texas Limited Liability Company. The Company will issue 30,000 shares of $1.00 par value Preferred Stock of the Company as consideration for the purchase. The acquisition will be accounted for as an equity purchase. Under the terms of the acquisition agreement, the Company will acquire RX-PRO.Com, Inc. after, or concurrent with, the reverse merger with Power-Cell, Inc.. This agreement is contingent upon the closing of the merger agreement with Power-Cell, Inc. and will be an acquisition of the merger survivor.

                          Independent Auditor's Report

To the Members
Hospice Pharmacy Alliance LLC
10711 Preston Road, Suite 250
Dallas, TX 75230

We have audited the accompanying balance sheet of Hospice Pharmacy Alliance LLC, as of December 31,1998 and 1997, and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hospice Pharmacy Alliance LLC as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.



ALVIN L. DAHL & Associates, PC

July 21, 1999

Dallas, Texas

                          HOSPICE PHARMACY ALLIANCE LLC
                                  BALANCE SHEET
                           DECEMBER 31, 1998 AND 1997


                                                          DEC. 31, 1998   DEC. 31, 1997
                                                          -------------   -------------

ASSETS:
         Current Assets:
         Cash                                             $     37,532    $      2,342
         Accounts Receivable                                   479,788         642,344
                                                          ------------    ------------
                  Total Current Assets                         517,320         644,686

         Fixed Assets:
         Computers & Equip (Note 2)                              9,102           5,116
         Accumulated Depreciation                               (3,865)         (1,201)
                                                          ------------    ------------
         Total Fixed Assets                                      5,237           3,915

                           TOTAL ASSETS                   $    522,557    $    648,601
                                                          ============    ============

LIABILITIES AND MEMBERS' EQUITY:
         Current Liabilities:
         Accounts Payable                                 $    482,546    $    622,237
         Due to Member (Note 3)                                 10,376          11,802
         Commitments and Contingent Liabilities                    -0-             -0-
                                                          ------------    ------------
                  Total Current Liabilities                    492,922         634,039
         Members' Capital:

                  Total Members' Capital                        29,635          14,562
                                                          ------------    ------------

         TOTAL LIABILITIES AND MEMBERS' EQUITY            $    522,862    $    648,601
                                                          ============    ============





                        SEE NOTES TO FINANCIAL STATEMENTS

                          HOSPICE PHARMACY ALLIANCE LLC
                                INCOME STATEMENT
                 FOR THE YEARS ENDING DECEMBER 31, 1998 AND 1997



                                                  DEC. 31, 1998   DEC. 31, 1997
                                                  -------------   -------------

Sales                                              $    203,177   $    153,362
Less:
         Processing Fees                                 26,241         21,480
                                                   ------------   ------------

         Gross Profit                                   176,936        131,882

General & Administrative Expenses                       159,448        129,146

Depreciation                                              2,415          1,201
                                                   ------------   ------------
         Total Expenses                                 161,863        130,347
                                                   ------------   ------------

Net Operating Income                                     15,073          1,535

Net Income Before Federal Income Tax                     15,073          1,535

         Provision for Federal Income Tax                   -0-            -0-
                                                   ------------   ------------
Net Income                                               15,073          1,535
                                                   ============   ============







                      SEE NOTES TO THE FINANCIAL STATEMENTS

                          HOSPICE PHARMACY ALLIANCE LLC
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                 12/31/98     12/31/97
                                                                                 ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)                                                                $  15,073        1,535
Adjustments to reconcile net income to net cash
  provided (used) by operating activities:
         Depreciation                                                                2,415        1,201
         (Increase) Decrease in Receivables                                        163,061     (643,974)
         Increase (Decrease) in Payables                                          (139,947)     622,237
                                                                                 ---------    ---------
                  Net Cash  Provided (Used) by Operating Activities                 40,602      (19,001)

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of Computers & Equipment                                          (3,986)      (3,822)
                                                                                 ---------    ---------
                  Net Cash Provided (Used) by Investing Activities                  (3,986)      (3,822)

CASH FLOWS FROM FINANCING ACTIVITIES:

         Capital Contributions                                                         -0-       12,827
         Advances from Affiliated Party (Note 3)                                    (1,426)      11,802
                                                                                 ---------    ---------

                  Net Cash Provided (Used) by Financing Activities                  (1,426)      24,629
                                                                                 ---------    ---------

Net Increase in Cash and Cash Equivalents                                           35,190        1,806

Cash and Cash Equivalents at Beginning of Period                                     2,342          536
                                                                                 ---------    ---------

Cash and Cash Equivalents at end of Period                                          37,532        2,342
                                                                                 =========    =========



                        SEE NOTES TO FINANCIAL STATEMENTS

                          HOSPICE PHARMACY ALLIANCE LLC
                        STATEMENT OF COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997




Net Income, 1998                                     $     15,073

Other Comprehensive Income, Net of Tax                        -0-
                                                     ------------
Comprehensive Income (Note 5)                        $    (15,073)
                                                     ============

Net Income, 1997                                     $      1,535

Other Comprehensive Income, Net of Tax                        -0-
                                                     ------------
Comprehensive Income, Net of Tax                     $      1,535
                                                     ============






                      SEE NOTES TO THE FINANCIAL STATEMENTS

                          HOSPICE PHARMACY ALLIANCE LLC
                          STATEMENT OF MEMBERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                     Member          Retained
                                   Investment        Earnings          Total
                                 --------------   --------------   --------------

BALANCE, JAN 1, 1997             $        1,500                    $        1,500

Member Investment                        11,527                            11,527

Net Income, Dec 31, 1997                                   1,535            1,535
                                 --------------   --------------   --------------

BALANCE, JAN 1, 1998                     13,027            1,535           14,562

Net Income, Dec 31, 1998                                  15,073           15,073

BALANCE, DEC 31, 1998            $       13,027   $       16,608   $       29,635
                                 ==============   ==============   ==============






                        SEE NOTES TO FINANCIAL STATEMENTS

                          HOSPICE PHARMACY ALLIANCE LLC

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a. Organization and Business Activities

Hospice Pharmacy Alliance LLC was formed in the state of Texas as a Limited Liability Company. The Company


b.  Cash and Cash Equivalents:

For purposes of reporting cash flows, the Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

c. Revenue recognition and credit policies:

In the normal course of business, the Company primarily would sell its goods "cash in advance" or would invoice third party providers. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding trade accounts receivable balance at the date of non-performance.

d.  Inventory:

The Company currently holds no inventory.

e. Property and equipment:

Property and equipment is recorded at its historical cost. Depreciation is provided for in amounts sufficient to relate the asset cost to operations over the estimated useful life (three to five years) using the straight-line method for financial reporting purposes.

Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

f.  Income Taxes:

The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

g.  Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

h.  Asset Impairment:

The Company adopted the provisions of SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, in its financial statements for the year ended December 31, 1998. There has been no effect as of December 31, 1998 of adopting SFAS 121.

i.  Stock-Based Compensation:

The Company will follow the intrinsic value based method of accounting as prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, for its stock-based compensation. The Company has not adopted a stock option plan.

j.  Fiscal Year:

Management has elected a calendar year end of December 31 for financial and income tax reporting.

NOTE 2: FURNITURE & FIXTURES:

The Company has purchased computers and related equipment, which are being utilized in its daily activities.

NOTE 3:  ADVANCES FROM AFFILIATE AND RELATED PARTY TRANSACTIONS

An affiliated Company, owned by a member advanced operating funds to the Company. At December 31, 1998 and 1997, the Company had a balance payable of $10,376 and $11,802 respectively. These funds were advanced on a non-interest-bearing basis.

NOTE 4:  FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash and Cash Equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Accounts Receivable and Accounts Payable. The carrying amount of accounts receivable and accounts payable in the balance sheet approximates fair value.

Short-Term and Long-Term Debt. The carrying amount of the advances from affiliates recorded in the balance sheet approximates fair value because of its short term and its non-interest-bearing basis.

The carrying amounts of the Company's financial instruments at December 31, 1998 and 1997, respectively, represent fair value.

NOTE 5:  COMPREHENSIVE INCOME

SFAS No. 130, Reporting Comprehensive Income establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The Company's comprehensive income does not differ from its reported net income.

NOTE 6:  YEAR 2000 ISSUES

The Y2K issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time sensitive software or hardware may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or malfunction. The Company's current accounting software, office software, and hardware applications are Y2K compliant. Other applications such as telephone systems, etc. are being reviewed by their vendors for compliance. No cost has been estimated at this time.

NOTE 7:  SUBSEQUENT EVENT

On April 8, 1999, the Company agreed to a Plan of Reorganization, whereby all assets of the Company were sold to RX-PRO.COM, Inc., a Texas Corporation. RX-PRO.COM assumed all liabilities of the Company. RX-PRO.COM issued 30,000 shares of its common stock with a par value of $0.001 and the members of Hospice Pharmacy Alliance, a Texas Limited Liability Company received a distribution of common stock. Subsequently, an oral agreement was reached whereby Park Pharmacy Corporation will acquire all outstanding stock of RX-PRO.COM for 30,000 shares of $1.00 par value Preferred Stock. This agreement is contingent upon the reverse merger agreement between Park Pharmacy Corporation and Power-Cell, Inc. being consumated.

NOTE 8: RECEIVABLES AND PAYABLES:


The Company serves as a "middle-man" brokering product between sellers and purchasers. When an order is received from a purchaser, the Company places an order with a supplier for the product and has it shipped direct to the purchaser. The supplier invoices the Company for the product and the Company in turn invoices the purchaser for the sales price. The Company receives the "spread" between the sales price and its purchase price. Since the Company is responsible for the collection of the sales price and is liable for the payment of the invoice to the supplier, Accounts Receivable and Accounts Payable are recorded at full value. The Company records the difference between the purchase price and the sale price as their Gross Income.

                              RX-PRO.COM, INC. AND
                          HOSPICE PHARMACY ALLIANCE LLC
                                  BALANCE SHEET
                             JUNE 30, 1999 AND 1998
                                   (UNAUDITED)

                                                      JUNE 30, 1999  JUNE 30, 1998
                                                      -------------  -------------
ASSETS:
         Current Assets:
         Cash                                            $   1,113    $  15,955
         Accounts Receivable                               594,060      797,737
                                                         ---------    ---------
                  Total Current Assets                     595,173      813,692
         Fixed Assets:
         Computers & Equip                                   9,102        9,102
         Accumulated Depreciation                           (5,197)      (2,533)
                                                         ---------    ---------
         Total Fixed Assets                                  3,905        6,569

                           TOTAL ASSETS                  $ 599,078    $ 820,261
                                                         =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY:

         Current Liabilities:
         Accounts Payable                                $ 579,439    $ 757,904
         Due to Member                                      70,428       31,871
         Commitments and Contingent Liabilities                -0-          -0-
                                                         ---------    ---------
                  Total Current Liabilities                649,867      789,775
         Stockholders' Equity:
                  Common Stock, 30,000 shares
                  issued and outstanding, $0.001
                  par value                                  1,000          -0-
                  Paid In Capital                           28,635          -0-
         Total Members' Capital                                -0-       14,562
                  Current Earnings (Loss)                  (80,424)      15,924
                                                         ---------    ---------
                  Total Stockholders' Equity(Members')     (50,789)      30,486

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 599,078    $ 820,261
                                                         =========    =========

                              RX-PRO.COM, INC. AND
                          HOSPICE PHARMACY ALLIANCE LLC
                                INCOME STATEMENT
                FOR THE SIX MONTHS ENDING JUNE 30, 1999 AND 1998
                                   (UNAUDITED)


                                          JUNE 30, 1999  JUNE 30, 1998
                                          -------------  -------------
Sales                                       $  83,410    $ 108,765
Less:
         Processing Fees                        9,686       11,804
                                            ---------    ---------
         Gross Profit                          73,724       96,861
General & Administrative Expenses             152,816       79,606
Depreciation                                    1,332        1,332
                                            ---------    ---------
         Total Expenses                       154,148       80,936
                                            ---------    ---------
Net Operating Income (Loss)                   (80,424)      15,924
Net Income Before Federal Income Tax          (80,424)      15,924
         Provision for Federal Income Tax         -0-          -0-
Net Income                                    (80,424)      15,924
                                            =========    =========

                              RX-PRO.COM, INC. AND
                          HOSPICE PHARMACY ALLIANCE LLC
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                        6/30/99     6/30/98
                                                                      ----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)                                                     $ (80,424)      15,924
Adjustments to reconcile net income to net cash
  provided (used) by operating activities:
         Depreciation                                                     1,332        1,332
         (Increase)Decrease in Receivables                              203,677     (797,737)
         Increase(Decrease) in Payables                                (178,465)     757,904
                                                                      ---------    ---------
                  Net Cash  Provided (Used) by Operating Activities     (53,880)     (22,577)

CASH FLOWS FROM INVESTING ACTIVITIES:

                  Net Cash Provided (Used) by Investing Activities          -0-          -0-

CASH FLOWS FROM FINANCING ACTIVITIES:

         Capital Contributions                                              -0-       14,562
         Advances from Affiliated Party                                  39,038       16,168
                                                                      ---------    ---------
                  Net Cash Provided (Used) by Financing Activities       39,038       34,631
                                                                      ---------    ---------
Net Increase in Cash and Cash Equivalents                                35,190       15,955
Cash and Cash Equivalents at Beginning of Period                         15,955          -0-
                                                                      ---------    ---------
Cash and Cash Equivalents at end of Period                                1,113       15,955
                                                                      =========    =========

                      COMPARATIVE UNAUDITED PER SHARE DATA

         The following table presents selected comparative unaudited per share data with respect to the Company Common Stock on an historical and a pro forma combined basis, and with respect to Park Common Stock on an historical [and a pro forma equivalent basis], giving effect to the Reverse Acquisition as a business combination utilizing the reverse acquisition method for accounting and financial reporting purposes. Such pro forma data assumes that the Reverse Acquisition had been effective on June 30, 1998, for the book value per share data, the dividends declared and net earnings per share data. The historical per share data set forth in the following table are derived from and should be read in conjunction with the historical consolidated financial statements of the Company and Park, including the notes thereto as set forth elsewhere in this Proxy Statement. The per share data set forth below are presented for informational purposes only and are not necessarily indicative of the results of the future operations of the Company or the actual results that would have been achieved had the Reverse Acquisition been consummated on the date indicated above.



                                                                              Rx-Pro.Com
                                          Company           Park Common        Common
                                        Common Stock           Stock            Stock           Pro Forma
                                         Historical         Historical        Historical      Equivalent (1)
Book value per share:
June 30, 1998                               $ *              $    *                *                  --
June 30, 1999                               $ *              $ (.01)         $ (1.69)             $ (.03)

Cash dividends per share:
Year ended June 30, 1998                    $ 0              $    0              $ 0              $    0
Year ended June 30, 1999                    $ 0              $    0              $ 0              $    0

Net earnings per share from
continuing operations:
Year ended June 30, 1998                    $ *              $    *                *                   *
Year ended June 30, 1999                    $ *              $ (.01)         $ (2.71)             $ (.03)



*   Less than $(.01).

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of the record date the beneficial ownership of Company Common Stock of (i) each director and executive officer of the Company, and (ii) the only other persons who were known to the Company to be the beneficial owners of more than five percent (5%) of the total number of issued and outstanding shares of Company Common Stock.



                                           Number of Shares      Percentage of
                                             Beneficially         Outstanding
             Name and Addresses                 Owned                Shares
             ------------------            ----------------      -------------
H. Don Gill (1)                                 56,555                0.9%
4224 Ocean Drive
Corpus Christi, TX 78411

S. A. Hellerstein                             1,089,235              17.09%
Trustee for the Farkas Trusts (2)
1139 Delaware Street
Denver, CO 80204

Windy City, Inc. (3)                           363,078                5.6%
8300 Boone Boulevard
Suite 780
Vienna, VA   22182

Janet M. Dickson (5)                          1,452,313              22.6%
Trustee of the Marich Family Trust
9th Street, No. 101
Greeley, CO 80631

James C. Rambin (4)                           1,452,313              22.6%
4032 Bandera Drive
Plano, TX   75074

Brewer Newton (6)                               7,000                 0.1%
4311 Resort Drive
Granbury, TX 76048


         1. Mr. Gill currently is a member of the Board of Directors of the Company.
         2. The Farkas Trusts are a group of trusts of which the beneficiaries include family members of Howard L. Farkas, a former director of the Company. Mr. Farkas disclaims beneficial ownership of the shares owned by the Farkas Trusts.
         3. Windy City, Inc. is a corporation composed of certain interests of family members of Burton W. Kanter, a former director of the Company. Mr. Kanter disclaims beneficial ownership of shares owned by Windy City, Inc.
         4. Mr. Rambin currently serves as the President and Chief Executive Officer of the Company and is a member of the Board of Directors. Includes 1,452,313 shares of

               Company Common Stock held by the Rambin Family Trust over which Mr. Rambin has voting power as trustee of the Trust. The beneficiaries of the Rambin Family Trust are Ronald E. Rambin, J. Steven Rambin and Michael C. Rambin, all of whom are sons of Mr. James C. Rambin.

         5. The Marich Family Trust is a trust the beneficiaries of which are family members of Rudy Marich, a former officer and director of the Company.


         6. Mr. Newton serves as the Secretary of the Company and is a member of the Board of Directors.

         Each of Messrs. Rambin, Gill and Newton and Ms. Janet Dickson, who in the aggregate own of record or beneficially 2,961,191 shares of Company Common Stock, representing approximately forty-six percent (46%) of the total number of issued and outstanding shares of Company Common Stock, have informed the Company that they intend to vote all shares over which they have voting power in favor of both proposals.

                                APPRAISAL RIGHTS

         Under the Colorado Business Corporation Act, the shareholders do not have dissenters' rights of appraisal in connection with the consummation of the Reverse Acquisition or the amendments to the Articles of Incorporation.

                                    AUDITORS

          Hein & Associates LLP has audited the Company's financial statements since 1989. Representatives of Hein & Associates are expected to be present at the Special Meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement if they desire to do so.

                             SHAREHOLDER PROPOSALS

         The Company has not held an annual meeting of shareholders since October 1988. In the event the Reverse Acquisition is consummated, the Company plans to hold an annual meeting of shareholders as soon as it is reasonably practicable to do so. Shareholders will be notified of the date of any such annual meeting. Shareholder proposals for inclusion in the Company's proxy materials for such annual meeting must be received by the Company at its office, addressed to the President of the Company, within a reasonable time before the Company begins to print and mail its proxy materials which shall occur on or about 30 days prior to such meeting in accordance with Rule 14a-8 under the Exchange Act.

                             AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of Commission at its Washington,

D.C. address at prescribed rates. Such materials also may be accessed electronically by means of the SEC's Web site at http://www.sec.gov.



                                James C. Rambin,
                                President and Chief Executive Officer













Dallas, Texas
Dated: _______________, 1999

                                   ANNEX "A"

                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT is effective as of the 9th day of March, 1999, by and among POWER- CELL, INC., a Colorado corporation ("Purchaser"), Park Pharmacy Corporation, a Texas corporation ("Park") and Joe B. Park, Thomas R. Baker and David W. Frauhiger (the "Selling Shareholders").

                              W I T N E S S E T H:

         WHEREAS, Purchaser is a publicly held corporation that desires to combine with a business which has growth potential;

         WHEREAS, Park has a business plan to acquire independent retail pharmacies and associated home care facilities, if any, and appears to have growth potential; and

         WHEREAS, Purchaser desires to acquire one hundred percent (100%) of the issued and outstanding shares of common stock, $0.0001 par value, of Park Pharmacy Corporation (the "Park Common Stock") owned by the Selling Shareholders in exchange for shares of Series A Preferred Stock, $0.001 par value, of Purchaser (the "Power Preferred Stock") in a tax-free transaction pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986;

         NOW, THEREFORE, for and in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:


                                    ARTICLE I
                                PURCHASE AND SALE

         1.01 Sale and Purchase of Stock. Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), the Selling Shareholders shall sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase, accept and acquire from the Selling Shareholder the Park Common Stock owned by them. Purchaser shall purchase, accept and acquire from the Selling Shareholder in the aggregate 7,600,000 shares of Park Pharmacy Corporation common stock.

         1.02 Closing. The closing of the transaction contemplated hereby (the "Closing") shall occur within ten (10) days after the approval of this Agreement by the shareholders of Purchaser. The Closing shall occur in the offices of Purchaser or at such other place as shall be mutually agreed to in writing by the parties hereto.

         1.03 Purchase Price. In consideration of the shares of Park Common Stock to be purchased from the Selling Shareholders, Purchaser at the Closing shall deliver to Selling

Shareholders one or more certificates representing an aggregate of 2,567,816 shares of Power Series A Preferred Stock, free and clear of any liens, encumbrances or charges whatsoever, subject to the restrictive legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SALE OR TRANSFER OR THAT THE SHARES HAVE BEEN LEGALLY SOLD IN BROKER TRANSACTIONS PURSUANT TO RULE 144 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED UNDER THE SECURITIES ACT OF 1933.

A description of terms of the Series A Preferred Stock is attached as Exhibit 1.03.

         1.04 Instruments of Transfer; Further Assurances. In order to consummate the transaction contemplated hereby, the following documents and instruments shall be delivered:

              (a) Documents from Selling Shareholder. Selling Shareholders shall deliver to Purchaser at the Closing one or more stock certificates representing in the aggregate the number of shares of Park Common Stock owned by them plus a duly executed stock power or other instrument of transfer for each such stock certificate.

              (b) Documents from Purchaser. Purchaser shall deliver to Selling Shareholders at the Closing one or more stock certificates representing in the aggregate the number of shares of Power Preferred Stock to which such Selling Shareholders are entitled, to be in such denominations as shall be requested by Selling Shareholders not less than three (3) business days prior to the Closing Date.

              (c) Further Documents. At the Closing, and at all times thereafter as may be necessary (i) Selling Shareholders shall execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the shares the Park Common Stock owned by them and to comply with the purposes and intent of this Agreement, and (ii) Purchaser shall execute and deliver to Selling Shareholder such other instruments as shall be reasonably necessary or appropriate to comply with the purposes and intent of this Agreement.

                                   ARTICLE II
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

         2.01 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         2.02 Authorization and Validity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by Purchaser. This Agreement constitutes or will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         2.03 No Violation. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or to which the assets of Purchaser are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser. Purchaser has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. Purchaser possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

         2.04 Disclosure. No representation or warranty by Purchaser in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide Park and the Selling Shareholders with complete and accurate information.

         2.05 Consents. There is no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Purchaser.

         2.06 Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation that could materially adversely affect the property or business of Purchaser and there are no known, noticed or threatened violations of any zoning, building, fire, safety or wage and hour laws or regulations.

         2.07 Litigation. Purchaser has not had any legal action or administrative proceeding or investigation instituted or, to the best of the knowledge of Purchaser, threatened against or affecting any of the assets or business of Purchaser. Purchaser is not (a) subject to any continuing court or administration order, writ, injunction or decree applicable specifically to Purchaser or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Purchaser knows of no basis for any such action, proceeding or investigation.

         2.08 Tax Returns. Purchase has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax returns required to be filed by, on behalf of or on account of the operations of Purchaser and has paid or caused to be paid all assessments shown to be due and claimed to be due on such tax returns.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PARK
                          AND THE SELLING SHAREHOLDERS

         Park and the Selling Shareholders, jointly and severally, represent and warrant that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

         3.01 Organization and Good Standing. Park is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns. Park is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

         3.02 Authorization and Validity. The execution, delivery and performance of this Agreement by Park and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by Park. This Agreement constitutes or will constitute legal, valid and binding obligations of Park, enforceable against Park in accordance with its terms. This Agreement constitutes the valid and binding agreement of the Selling Shareholders, enforceable in accordance with its terms.

         3.03 Financial Statements. Park has furnished to Purchaser Park's audited balance sheet and related statements of income and changes in financial position at September 30, 1998 (the "Park Financial Statements"). The Park Financial Statements fairly present the financial condition and results of operations of Park as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles.

         3.04 No Violation. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Park or any agreement, indenture or other instrument under which Park is bound or to which any of the assets of Park are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Park or the properties or assets of Park. Park has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. Park possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

         3.05 Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation that could materially adversely affect the property or business of Park and there are no known, noticed or threatened violations of any pharmacy, zoning, building, fire, safety, discrimination or wage and hour laws or regulations.

         3.06 Disclosure. No representation or warranty by Park or the Selling Shareholders in this Agreement nor any statement or certificate furnished or to be furnished by it or them pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide Purchaser with complete and accurate information.

         3.07 Tax Returns. Park has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax returns required to be filed by, on behalf of or on account of, the operations of Park and has paid or caused to be paid all assessments shown to be due and claimed to be due on such tax returns.

                                   ARTICLE IV
                                PARK'S COVENANTS

         Park agrees that on or prior to the Closing:

         4.01 Business Operations. Park shall operate its business only in the ordinary course and Park shall use its best efforts to preserve the business of Park intact, to retain its present customers and suppliers so that they will be available to Purchaser after the Closing and to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions. Park shall not take any action that might impair the business or assets of Park without the prior consent of Purchaser or take or fail to take any action that would cause or permit the representations made in Article III hereof to be inaccurate at the time of Closing or preclude Park from making such representations and warranties at the Closing.

         4.02 Access. Park shall permit Purchaser and its authorized representatives full access to, and make available for inspection, all of the assets and business of Park, including Park's employees, customers and suppliers, and Park shall furnish Purchaser all documents, records and information with respect to the affairs of Park as Purchaser and its representatives may reasonably request.

         4.03 Material Change. Prior to the Closing, Park shall promptly inform Purchaser in writing of any material adverse change in the condition of the business of Park. Notwithstanding the disclosure to Purchaser of any such material adverse change, Park shall not be relieved of any liability for, nor shall the providing of such information by Park to Purchaser be deemed a waiver by Purchaser of, the breach of any representations or warranty of Park contained in this Agreement.

                                    ARTICLE V
                              PURCHASER'S COVENANTS

         Purchaser agrees that on or prior to the Closing:

         5.01 Access. Purchaser shall permit Park and its authorized representatives full access to, and make available for inspection, all of the assets and business of Purchaser, and Purchaser shall furnish Park all documents, records and information with respect to the affairs of Purchaser as Park and its representatives may reasonably request.

         5.02 Sales of Stock. Except as stated on Schedule 5.03, Purchaser will not without Park's prior written consent, after the date hereof, issue any shares of its common stock nor will it issue or enter into an agreement to issue any securities, rights, subscriptions, warranty or options to purchase shares of its common stock or preferred stock or which are convertible into shares of its common stock or preferred stock in whole or in part.

         5.03 Material Change. Prior to the Closing, Purchaser shall promptly inform Park in writing of any material adverse change in the condition of the business of Purchaser. Notwithstanding the disclosure to Park of any such material adverse change, Purchaser shall not be relieved of any liability for, nor shall the providing of such information by Purchaser to Park be deemed a waiver by Park of, the breach of any representation or warranty of Purchaser contained in this Agreement.

         5.04 Approvals of Third Parties. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, Purchaser will use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement.

         5.05 Name Change. Prior to or on the date of the Closing, Purchaser shall take all required actions to change its name to PARK PHARMACY CORPORATION.

         5.06 Board Representation. At the closing, the current members of the Board of Directors of Purchaser shall hold a special meeting at which all of the resignations of the directors of Power will be accepted and the new directors of Power, designated by Park, will be elected.

         5.07 Delivery of Corporate Records. At the closing, Purchaser shall deliver to Selling Shareholders all the corporate and business records of Purchaser, including, but not limited to the Minute Book, book of accounts, filings with the SEC and all banking records.

                                   ARTICLE VI
                        PURCHASER'S CONDITIONS PRECEDENT

Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         6.01 Representations and Warranties. The representations and warranties of Park contained herein shall be true and correct in all material respects as of the Closing, and Purchaser shall not have discovered any material error, misstatement or omission therein. At the Closing, Power shall have received a certificate, dated the date of the Closing, and executed by the President of Park and Selling Stockholders, certifying in such detail as Power may reasonably request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with the covenants referred to in Section 6.02 below as of the Closing.

         6.02 Covenants. Park shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

         6.03 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         6.04 Consents and Approvals. Park shall have obtained, and delivered to Purchaser evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

         6.05 No Material Adverse Change. No material, adverse change in the assets, business operations or financial conditions of Park shall have occurred after the date hereof and prior to the Closing.

         6.06 Representation Letters. On or before the date of the Closing, Power shall have received a representation of investment intent letter from Selling Shareholder confirming his understanding that the Power Preferred Stock to be received by them is restricted and may not be freely resold unless the shares are registered or an exemption from registration is available, as well as such other representations as are reasonably required by Power.

         6.07 Approval of Purchaser's Shareholders. This Agreement shall have been approved by the Board of Directors of Power and by the holders of the majority of the outstanding capital stock of Power.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT OF SELLING SHAREHOLDERS

         Except as may be waived in writing by the Selling Shareholder, the obligations of the Selling Shareholder hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

         7.01 Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Closing, and the Selling Shareholders shall not have discovered any material error, misstatement or omission therein. At the Closing, Selling Shareholder shall have received a certificate, dated the date of the Closing, and executed by the President of Power, certifying in such detail as Selling Shareholder may reasonably request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with covenants referred to in Section 7.02 as of the Closing.

         7.02 Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

         7.03 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         7.04 Consents and Approvals. Purchaser shall have obtained, and delivered to Park evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

         7.05 No Material Adverse Change. No material, adverse change in the assets, business operations or financial condition of Purchaser shall have occurred after the date hereof and prior to the Closing.

         7.06 Approval of Purchaser's Shareholders. This Agreement and the authorization of the Preferred Shares contemplated by Section 1.03 and Section
7.07 shall have been approved by the holders of the majority of the outstanding capital stock of Power. The terms, conditions, preferences and rights of the Series A Preferred Shares shall be established by the Board of Directors of Power prior to the Closing pursuant to the terms stated in Schedule 1.03, attached hereto.

         7.07 Conversion of Current Shareholders. At the Closing the following current shareholders of Power shall exchange the outstanding Power Common Shares for new issue Series A Preferred Shares of stock of Power set forth opposite their names:

Shareholder               Current Common Shares         Series A Preferred Shares
Rudy Marich Trust               1,000,000                        100,000

JCR Family Trust                1,000,000                        100,000


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

         8.02 Parties in Interest. This Agreement shall be binding on and inure to the benefit of and be enforceable by Selling Shareholders, Park, and the Purchaser, their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided herein.

         8.03 Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto except by Purchaser to a wholly-owned subsidiary of Purchaser.

         8.04 Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to Park:

         Thomas R. Baker
         10711 Preston Road, Suite 250
         Dallas, Texas 75230

         If to the Selling Shareholders:

         At the address set forth above.

         If to Purchaser:

         James Rambin, President
         Power-Cell, Inc.
         4032 Bandera Drive
         Plano, Texas 75074

Any party may change its address for notice by written notice given to the other parties.

         8.05 Entire Agreement. This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         8.06 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, Park shall bear all costs and expenses (including attorneys' fees).

         8.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         8.08 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction with the State of Texas.

         8.09 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         8.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

SELLING SHAREHOLDERS:                  PURCHASER:

                                       Power-Cell, Inc.

/s/ Joe B. Park
-----------------------------          /s/ James Rambin
Joe B. Park                            -----------------------------------------
                                       James Rambin, President


/s/ Thomas R. Baker                    Park:
-----------------------------
Thomas R. Baker                        Park Pharmacy Corporation



/s/ David W. Frauhiger
-----------------------------
David W. Frauhiger                     /s/ Thomas R. Baker
                                       -----------------------------------------
                                       Thomas R. Baker, President

                    EXHIBIT 1.03 TO STOCK PURCHASE AGREEMENT


                    DESCRIPTION OF SERIES A PREFERRED SHARES


         The Board of Directors has designated 5,000,000 Preferred Shares as Series A Preferred, par value $0.001 per share, with the following rights and preferences:

         1. Holders of the Series A Preferred Stock may convert one share of Preferred for ten (10) shares of Common Stock at any time after June 30, 2001, upon delivery of the preferred shares certificate duly endorsed to the offices of the Company.

         2. Holders of the Series A Preferred Stock will not be entitled to receive any dividends.

         3. In case of any voluntary of involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Stock will be entitled to receive in full out of the assets of the Company which are available for payment to shareholders, before any amount is paid or distributed among the holders of Common Stock, liquidating distributions in the amount of $10.00 per share. If, upon any liquidation, dissolution or winding up of the Company, the amount payable with respect to the Series A Preferred Stock, and any other stock ranking as to any such distribution on a parity with the Preferred Stock is not paid in full, the holders of the Series A Preferred Stock, and of such other stock, will shares ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further right or claim to any of the remaining assets of the Company.

         4. In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

         5. In the event that the Corporation shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series A Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series A Preferred Stock or the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.

         6. In the event that the Corporation shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

         7. In the event that the Company shall at any time pay any dividend or made any other distribution on its Common Stock in property, other than in cash or in Common Stock of the Corporation, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Series A Preferred Stock surrendered for conversion after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Series A Preferred Stock been converted immediately prior to such record date.

         8. Such adjustments shall be made successively if more than one event listed in subdivisions 4, 5, 6 and 7 shall occur.

         9. The Company is not obligated to redeem the Series A Preferred shares.

         10. At every meeting of the stockholders of the Company, holders of Series A Preferred shares shall be entitled to ten (10) votes for each share of Series A Preferred Stock standing in their name on the books of the Company. The Series A Preferred Stock and any other stock having voting rights shall vote together as one class.

         11. The holders of the Series A Preferred Stock have no preemptive rights.

                                   ANNEX "B"
                              ARTICLES OF AMENDMENT
                          AND STATEMENT OF DESIGNATION
                     OF A SERIES OF SERIES A PREFERRED STOCK
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                POWER-CELL, INC.
                             a Colorado Corporation


         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, as amended:


         FIRST. Name. The name of the corporation is POWER-CELL, INC.

         SECOND. Statement of Amendment. The following amendment to the Articles of Incorporation, as amended, was adopted by resolution of the shareholders at a meeting duly held on ________________, 1999, in the manner prescribed by the Colorado Corporate Code.

         Articles I and II of the Articles of Incorporation of the Corporation is hereby repealed and amended by substitution of the following:

                                ARTICLE I - NAME

         1.1 The name of the Corporation is PARK PHARMACY CORPORATION.

                         ARTICLE II - AUTHORIZED SHARES

         2.1 The aggregate number of shares which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares, divided into:

                         (a) one class of Seven Hundred Fifty Million
                    (750,000,000) common shares with a par value of $.0001 per share; and

                         (b) one class of Two Hundred Fifty Million
                    (250,000,000) Preferred Shares with a par value of $.001 per share, which may be divided into and issued in Series.

         The Board of Directors is authorized, from time to time, to divide the Preferred Shares into Series, to designate each Series, to fix and determine separately for each Series any one or more of the following relative rights and preferences, and to issue shares of any Series then or previously designated, fixed and determined:

               (a)  The rate of dividend;

               (b) The price at and the terms and conditions on which shares may be redeemed;

               (c) The amount payable upon shares in the event of involuntary liquidation;

               (d) The amount payable upon shares in the event of voluntary liquidation;

               (e) Sinking fund provisions (if any) for the redemption or purchase of shares;

               (F) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and

               (h)  voting rights.

         2.1.1. The Board has designated Five Million (5,000,000) Preferred Shares as "Series A Preferred Stock".

         THIRD. The number of shares voted for the Amendment to Articles I and II were sufficient for approval.

         FOURTH. The resolutions establishing and designating Series A Preferred Shares and fixing and determining the relative rights and preferences thereof, insofar as the same are not fixed and determined by the Certificate of Incorporation, as amended, of POWER-CELL, INC., was duly adopted by all of the members of the Board of Directors on the ____ day of _____________, 1999. A true and correct copy of such resolution is attached to this Amendment and Statement as Exhibit "A", and by reference made a part hereof for all purposes.

         FIFTH. The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendments shall be effected as follows: None .

         SIXTH. The manner in which such amendments effect a change in the amount of stated capital and the amount of stated capital changed by such amendments is as follows: None.

         EXECUTED this ____ day of ___________, 1999.

                                       POWER-CELL, INC.
                                       a Colorado corporation

                                       By:
                                          --------------------------------------
                                                James C. Rambin, President


ATTESTED TO:                           By:
                                          --------------------------------------
                                                James C. Rambin, Secretary

THE STATE OF TEXAS                       )
                                         )
COUNTY OF DALLAS                         )

         BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared James C. Rambin, President and Secretary, of POWER-CELL, INC., a Colorado corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of such corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of _________,
1999.


                                       -----------------------------------------
                                       Notary Public, State of Texas

                                POWER-CELL, INC.
                       660 Preston Forest Center, Box 200
                              Dallas, Texas 75230

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints James C. Rambin, or in the alternative, Thomas R. Baker if James C. Rambin refuses or is unable to exercise this Proxy, with the full power of substitution, and hereby authorizes them to represent and to vote, as directed on the reverse side hereof, all of the shares of common stock of Power-Cell, Inc. (the "Company") held of record by the undersigned on _______ __, 1999, at the special meeting of shareholders to be held on ________ __, 1999, or any adjournment thereof.

         IT IS UNDERSTOOD THAT WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. WHEN NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE TWO PROPOSALS ON THE REVERSE SIDE.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

                         (To Be Signed on Reverse Side)
                        Please date, sign and mail your
                      proxy card back as soon as possible!

                        Special Meeting of Shareholders

                                POWER-CELL, INC.

                           ________________ __, 1999

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

[X]      Please mark your votes as in this example.

1.       PROPOSALS

[ ] PROPOSAL ONE: Approval and ratification of Stock Purchase Agreement dated March 9, 1999 among the Company, Park Pharmacy Corporation and Park Pharmacy Corporation's shareholders, and the transactions contemplated thereunder (the "Transactions").

           [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN

[ ] PROPOSAL TWO: Approval of an amendment to the Company's Articles of Incorporation that would (i) change the name of the Company to "Park Pharmacy Corporation" and (ii) increase the aggregate number of authorized shares of capital stock from 750,000,000 to 1,000,000,000 and create a new class of Preferred Stock having a par value of $.0001 per share, with the number of authorized shares of Common Stock to remain 750,000,000 shares and the number of authorized shares of Preferred Stock to be 250,000,000.

           [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN

3. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Special Meeting or any adjournment or postponement thereof.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                 PLEASE CHECK THIS BOX IF      [ ]
                                 YOU INTEND TO BE PRESENT
                                 AT THE MEETING

Signature:
          -------------------------------------

Printed Name:                                      Dated:                 , 1999
             ----------------------------------          -----------------

Signature if held jointly:
                          ---------------------
Printed Name:                                      Dated:                 , 1999
             ----------------------------------          -----------------

(Note that you should sign exactly as your name appears above.)